Exhibit 10.30

Lease Agreement

Tenant Name:	LegalZoom.com, Inc.

Building Name:	Market Center

Leased Premises and
Building Address:	575 Market Street, Suite 800
San Francisco, California 94105

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	Indemnity of Landlord	13

	Indemnity of Tenant	13

	Definition of Insured Damage	13

10.	EVENTS OF DEFAULT AND REMEDIES	14

	Events of Default and Remedies	14

	Attorneys’ Fees	15

	Landlord Default	16

	ADDITIONAL PROVISIONS	16

	11. Common Areas	16

	12. Relocation of Leased Premises	16

	13. Subordination and Attornment	16

	14. Certificates	16

	15. Inspection of and Access to the Leased Premises	17

	16. Delay	17

	17. Waiver	17

	18. Sale, Demolition and Renovation	17

	19. Public Taking	18

	20. Recording of Lease	18

	21. Entire Agreement	18

	22. Notices	18

	23. Interpretation	19

	24. Extent of Lease Obligations	19

	25. Limitation on Liability	19

	26. Waiver of Jury Trial	20

	27. Choice of Law/Neutrality	20

	28. Patriot Act Disclosure	20

	29. Transportation, Environmental Sustainability and Energy Savings	20

	30. Asbestos Notification	21

	31. Signage	21

	32. Access	21

	33. Schedules	21

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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THIS LEASE AGREEMENT (“Lease”)

is made this 22nd day of November, 2011 (the “Effective Date” and/or “date of Lease”),

BY AND BETWEEN:

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)

(a wholly owned subsidiary of Manulife Financial Corporation),

a Massachusetts corporation, having a local office at

865 South Figueroa Street, Suite 3320, in the City of Los Angeles, California 90017,

(hereinafter called the “Landlord”),

OF THE FIRST PART,

— and —

LegalZoom.com, Inc., a Delaware corporation

having an office at

101 North Brand Boulevard, 11th Floor

Glendale, California 91203

Attn: Legal Department

(hereinafter called the “Tenant”),

OF THE SECOND PART.

In consideration of the rents, covenants and agreements hereinafter contained, Landlord and Tenant hereby agree as follows:

1. LEASED PREMISES

Leased Premises

The Landlord does demise and lease to the Tenant the premises (the “Leased Premises”) located in a building (the “Building”) having a municipal address of 575 Market Street in the city of San Francisco and known as Market Center (the Leased Premises, the Building, together with the lands described in Schedule “A” attached hereto and present and future improvements, additions and changes thereto being herein called the “Property”). The Leased Premises are located on the 8th floor and the approximate location is outlined in heavy black or cross hatched on the plan or plans marked Schedule(s) “B-1” attached hereto and are known as Suite 800. The parties agree that the Rentable Area of the Leased Premises is Five Thousand Seven Hundred Seventy-Nine square feet (5,779 rentable square feet) and has been measured in accordance with the provisions of Schedule “B” attached hereto. Landlord agrees not to remeasure the Leased Premises during the initial Term of this Lease.

Term

2. TERM

(a)           TO HAVE AND TO HOLD the Leased Premises for and during the term of five (5) years and zero (0) days/months (the “Term”) to be computed from the first day of December, 2011 (the “Commencement Date” and/or “commencement date”), and to be fully complete and ended on the 30th day of November, 2016 (the “Expiration Date”) unless otherwise terminated or extended, if at all. The Commencement Date and the Expiration Date are subject to adjustment pursuant to Section 5(a)(iii) of Schedule “F” attached to this Lease.

Delay in
Occupancy

(b)           If the Leased Premises or any part thereof are not ready for occupancy on the date of commencement of the Term, no part of the “Rent” (as hereinafter defined) or only a proportionate part thereof, in the event that the Tenant shall occupy a part of the Leased Premises, shall be payable for the period prior to the date when the entire Leased Premises are ready for occupancy and the full Rent shall accrue only after such last mentioned date. Except as otherwise expressly provided in this Lease, the Tenant agrees to accept any such abatement of Rent in full settlement of all claims which the Tenant might

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otherwise have by reason of the Leased Premises not being ready for occupancy on the date of commencement of the Term, provided that when the Landlord has completed construction of such part of the Leased Premises as it is obliged hereunder to construct, the Tenant shall not be entitled to any abatement of Rent for any delay in occupancy due to the Tenant’s failure or delay to provide plans or to complete any special installations or other work required for its purposes or due to any other reason, nor shall the Tenant be entitled to any abatement of Rent for any delay in occupancy if the Landlord has been unable to complete construction of the Leased Premises by reason of such failure or delay by the Tenant. Promptly following the determination of the Commencement Date, Landlord shall prepare a certificate as to the date the Leased Premises were ready for occupancy and such construction as the Landlord is obliged to complete is substantially completed, or as to the date upon which the same would have been ready for occupancy and completed respectively but for the failure or delay of the Tenant. Tenant’s failure to execute and return the certificate, or to provide written objection to the statements contained therein, within ten (10) days after the date of the certificate shall be deemed an approval by Tenant of the statements contained therein. Notwithstanding any delay in occupancy, the expiry date of this Lease shall remain unchanged.

Notwithstanding the foregoing, but subject to the terms and conditions contained herein, if the Commencement Date has not occurred on or before April 1, 2012 (the “Required Completion Date”), the Tenant, as its sole remedy, may terminate this Lease by giving the Landlord written notice of termination on or before the earlier to occur of: (a) five (5) business days after the Required Completion Date; and (b) the Commencement Date. In such event, this Lease shall be deemed null and void and of no further force and effect and the Landlord shall promptly refund any prepaid rent and Security Deposit previously advanced by the Tenant under this Lease and, so long as the Tenant has not previously defaulted under any of its obligations under this Lease or any Schedule hereto, the parties hereto shall have no further responsibilities or obligations to each other with respect to this Lease. The Landlord and the Tenant acknowledge and agree that: (i) the determination of the Commencement Date shall take into consideration the effect of any delays caused by the Tenant or any of the Tenant’s agents, employees, contractors and/or invitees; and (ii) the Required Completion Date shall be postponed by the number of days the Commencement Date is delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, civil disturbances and other causes beyond the reasonable control of the Landlord.

Over-Holding

(c)           If at the expiration of the Term or sooner termination hereof, the Tenant shall remain in possession without any further written agreement or in circumstances where a tenancy would thereby be created by implication of law or otherwise, a tenancy from year to year shall not be created by implication of law or otherwise, but the Tenant shall be deemed to be a monthly tenant only, at one hundred and fifty percent (150%) of the current “Basic Rent” (as hereinafter defined) payable monthly in advance plus “Additional Rent” (as hereinafter defined) and otherwise upon and subject to the same terms and conditions as herein contained, excepting provisions for renewal (if any) and leasehold improvement allowance (if any) contained herein, and nothing, including the acceptance of any Rent by the Landlord, for periods other than monthly periods, shall extend this Lease to the contrary, except an agreement in writing between the Landlord and the Tenant, and the Tenant hereby authorizes the Landlord to apply any moneys received from the Tenant in payment of such monthly Rent. Notwithstanding the foregoing, in the event that the Tenant shall hold over after the expiration of the Term and the Landlord shall desire to regain possession of the Leased Premises promptly at the expiration of the Term, then the Landlord, at its sole option, may forthwith re-enter and take possession of the Leased Premises by any legal process in accordance with “Applicable Law” (as hereinafter defined), and Tenant hereby expressly waives any and all notices to cure or vacate or to quit the Leased Premises provided by current or future Applicable Law (except for those notices specifically outlined in this Lease).

3. RENT

(a)           (i)            The Tenant shall without demand, deduction or right of offset (except as otherwise expressly provided herein) pay to the Landlord yearly and every year during the Term as rental (herein called “Basic Rent”), in lawful money of the jurisdiction in which the Leased Premises are located which annual Basic Rent shall initially be an amount equal to the sum of Two Hundred Forty-Eight Thousand Four Hundred Ninety-Seven and 00/100 Dollars ($248,497.00), payable by the Tenant in advance on the first day of each month during the first twelve (12) months of the Term in equal monthly installments of Twenty Thousand Seven Hundred Eight and 08/100 Dollars ($20,708.08), with the first such payment to be made on the Commencement Date.

Increase in
Basic Rent

(ii)           Commencing on the 1st day of December, 2012 and continuing until the 30th day of November 2013, the Basic Rent shall be increased to Two Hundred Fifty-Four Thousand Two Hundred

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Seventy-Six and 00/100 Dollars ($254,276.00) per annum of lawful money of the jurisdiction in which the Leased Premises are located, payable by Tenant in advance on the first day of each month during such period in equal monthly installments of Twenty-One Thousand One Hundred Eighty-Nine and 67/100 Dollars ($21,189.67), with the first such payment to be made on the 1st day of the December, 2012.

(iii)          Commencing on the 1st day December, 2013 and continuing through and including the 30th day of November, 2014, the Basic Rent shall be increased to Two Hundred Sixty Thousand Fifty-Five and 00/100 Dollars ($260,055.00) per annum of lawful money of the jurisdiction in which the Leased Premises are located, payable by Tenant in advance on the first day of each month during such period in equal monthly installments of Twenty-One Thousand Six Hundred Seventy-One and 25/100 Dollars ($21,671.25), with the first such payment to be made on the 1st day of December, 2013.

(iv)          Commencing on the 1st day of December, 2014 and continuing through and including the 30th day of November, 2015, the Basic Rent will be increased to Two Hundred Sixty-Five Thousand Eight Hundred Thirty-Four and 00/100 Dollars ($265,834.00) per annum of lawful money of the jurisdiction in which the Leased Premises are located, payable by Tenant in advance on the first day of each month during such period in equal monthly installments of Twenty-Two Thousand One Hundred Fifty-Two and 83/100 Dollars ($22,152.83), with the first such payment to be made on the 1st day of December, 2014.

(v)           Commencing on the 1st day of December, 2015 and continuing through and including the 30th day of November, 2016, the Basic Rent will be increased to Two Hundred Seventy-One Thousand Six Hundred Thirteen and 00/100 Dollars ($271,613.00) per annum of lawful money of the jurisdiction in which the Leased Premises are located, payable by Tenant in advance on the first day of each month during such period in equal monthly installments of Twenty-Two Thousand Six Hundred Thirty-Four and 42/100 Dollars ($22,634.42), with the first such payment to be made on the 1st day December, 2015.

Basic Rent
Free Period

(vi)          The Tenant shall not be required to pay Basic Rent for the first three (3) months of the Term of this Lease (hereinafter called the “Basic Rent Free Period”). All other terms and conditions of this Lease shall, however, remain in full force and effect during the Basic Rent Free Period and thereafter including without limitation the payment of Additional Rent”

Additional
Rent

(b)           The Tenant shall, without deduction or right of offset pay to the Landlord (except as otherwise expressly provided herein), yearly and every year during the Term, as additional rental (herein called “Additional Rent”):

(i)            The amounts of any Taxes payable by the Tenant to the Landlord pursuant to the provisions of Schedule “C” attached hereto; and

(ii)           The amounts required to be paid to the Landlord pursuant to the provisions of Schedule “D” attached hereto.

Payment -
Additional Rent

(c)           Additional Rent shall be paid and adjusted with reference to a fiscal period of twelve (12) calendar months (“Fiscal Period”), which shall be a calendar year unless the Landlord shall from time to time have selected a Fiscal Period which is not a calendar year by written notice to the Tenant.

The Landlord shall advise the Tenant in writing of its estimate of the Additional Rent to be payable by the Tenant during the Fiscal Period (or broken portion of the Fiscal Period, as the case may be, if applicable at the commencement or end of the Term or because of a change in Fiscal Period) which commenced upon the Commencement Date of the Term and for each succeeding Fiscal Period or broken portion thereof which commences during the Term. Such estimate shall in every case be a reasonable estimate and, if requested by the Tenant, shall be accompanied by reasonable particulars of the manner in which it was calculated. The Additional Rent payable by the Tenant shall be paid in equal monthly installments in advance at the same time as payment of Basic Rent is due hereunder based on the Landlord’s estimate as aforesaid. From time to time, the Landlord may re-estimate, on a reasonable basis, the amount of Additional Rent for any Fiscal Period or broken portion thereof, in which case the Landlord shall advise the Tenant in writing of such re-estimate and fix new equal monthly installments for the remaining balance of such Fiscal Period or broken portion thereof. After the end of each such Fiscal Period or broken portion

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thereof the Landlord shall provide the Tenant with a statement of the actual Additional Rent payable in respect of such Fiscal Period or broken portion thereof and a calculation of the amounts by which the Additional Rent payable by the Tenant exceeds or is less than (as the case may be) the aggregate installments paid by the Tenant on account of Additional Rent for such Fiscal Period. The Landlord shall use reasonable efforts to furnish statement of the actual Additional Rent payable in respect of such Fiscal Period on or before June 1 of the calendar year immediately following the calendar year to which the statement applies (provided that failure to so delivery such statement on or before June 1 shall in no event be deemed a default or beach of this Lease by the Landlord and in such event the Landlord shall not be deemed to have waived its right tender such statement to, and collect amounts due thereunder from, the Tenant. Within thirty (30) days after the submission of such statement either the Tenant shall pay to the Landlord any amount by which the amount found payable by the Tenant with respect to such Fiscal Period or broken portion thereof exceeds the aggregate of the monthly payments made by it on account thereof during such Fiscal Period or broken portion thereof, or the Landlord shall pay to the Tenant any amount by which the amount found payable as aforesaid is less than the aggregate of such monthly payments.

If the Landlord fails to furnish Tenant a statement of the actual Additional Rent payable in respect of such Fiscal Period for a given calendar year within twenty-four (24) months after the end of said calendar year and such failure continues for an additional 30 days after the Landlord’s receipt of a written request from the Tenant that such statement of the actual Additional Rent payable in respect of such Fiscal Period be furnished, the Landlord shall be deemed to have waived any rights to recover any underpayment of Operating Costs from the Tenant applicable to said calendar year (except to the extent such underpayment is attributable to a default by Tenant in its obligation to make estimated payments of Operating Costs), and Tenant shall be deemed to have waived any credit regarding overpayment of Operating Costs by the Tenant; provided that such twenty-four (24) month time limit shall not apply to supplemental real property tax bills or other Taxes. Further, in no event shall the foregoing provision describing the time period during which Landlord is to deliver the statement of actual costs in any manner limit or otherwise prejudice Landlord’s right to modify such statement of actual costs after such time period if new, additional or different information relating to such statement of actual costs is discovered or otherwise determined.

Recovery
of Rent

(d)           In this Lease, “Rent” and/or “rent” means all amounts required to be paid by the Tenant pursuant to this Lease, including, without limitation, Basic Rent and Additional Rent.

Accrual
of Rent

(e)           Basic Rent and Additional Rent shall be considered as accruing from day to day, and for an irregular period of less than one year or less than one calendar month shall be apportioned and adjusted by the Landlord for the Fiscal Periods of the Landlord in which the tenancy created hereby commences and expires. Where the calculation of actual Additional Rent for a period cannot be made until after the termination of this Lease, the obligation of the Tenant to pay Additional Rent and of the Landlord to refund any overpayment by the Tenant as set forth in this Lease shall survive the termination hereof and Additional Rent for such period shall be payable by the Tenant within thirty (30) days following written demand therefor by the Landlord, or such refund of any overpayment of Additional Rent by Tenant shall be payable within thirty (30) days after the later of (i) the Landlord’s calculation of the actual Additional Rent, and (ii) the Tenant’s cure of any outstanding defaults or breaches of this Lease. If the Term commences or expires on any day other than the first or the last day of a month, Basic Rent and Additional Rent for such fraction of a month shall be apportioned and adjusted as aforesaid and paid by the Tenant on the commencement date of the Term.

Limitations

(f)            The information set out in statements, documents or other writings setting out the amount of Additional Rent submitted to the Tenant under or pursuant to this Lease shall be binding on the Tenant and deemed to be accepted by it and shall not be subject to amendment for any reason unless the Tenant gives written notice (the “Dispute Notice”) to the Landlord within ninety (90) days of the Landlord’s submission of such statement, document, or writing identifying the statement, document, or writing. The Dispute Notice shall set out in reasonable detail the reason why such statement, document or writing is in error or otherwise should not be binding on the Tenant and that the Tenant intends to review the Landlord’s books and records of such Additional Rent for the calendar year to which the statement applies. If the Tenant so disputes the amount of the Additional Rent as aforesaid, and if such dispute is not resolved within thirty (30) days after the Tenant delivers the Dispute Notice to the Landlord, then Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review. If immediately following the expiration of the Base Year the Tenant did not provide a Dispute Notice and thereafter

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review the Landlord’s pertinent records applicable to the Base Year pursuant to this Section 3(f), and if the Tenant provides to the Landlord a Dispute Notice for a Lease Year other than the Base Year in accordance with the terms and conditions of this Lease, the Tenant may, by electing in writing to do so in such Dispute Notice and together with the Tenant first (1st) Dispute Notice provided under this Lease, elect to also review the Landlord’s pertinent records for the Base Year, subject to and in accordance with the terms and conditions contained in this Lease. If any records are maintained at a location other than the management office for the Building, the Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records. If the Tenant retains an agent to review the Landlord’s records, the agent must be with a CPA firm licensed to do business in the state or commonwealth where the Building is located. Notwithstanding the foregoing, the Landlord agrees that the Tenant may retain a third party agent to review the Landlord’s pertinent records in accordance with this Section 3(f) which third party agent is not a CPA firm, so long as the third party agent retained by the Tenant shall have expertise in and familiarity with general industry practice with respect to the operation of and accounting for a first class office building and whose compensation shall in no way be contingent upon or correspond to the financial impact on the Tenant resulting from the review and further provided that such third-party auditor be acceptable to the Landlord. Subject to the terms and conditions of this paragraph, the Tenant shall be solely responsible for all costs, expenses and fees incurred for the review. Within 60 days after the records are made available to the Tenant, the Tenant shall have the right to give the Landlord written notice (an “Objection Notice”) stating in reasonable detail any objection to the Landlord’s statement of actual Additional Rent for that year. If the Tenant fails to give the Landlord an Objection Notice within the 60 day period or fails to provide the Landlord with a Dispute Notice within the 90 day period described above, the Tenant shall be deemed to have approved the Landlord’s statement of actual Additional Rent and shall be barred from raising any claims regarding the Additional Rent for that year. If Tenant provides Landlord with a timely Objection Notice, the Landlord and the Tenant shall work together in good faith to resolve any issues raised in the Tenant’s Objection Notice. If the Landlord and the Tenant determine that Additional Rent for the calendar year is less than reported, the Landlord shall provide the Tenant with a credit against the next installment of Additional Rent in the amount of the overpayment by the Tenant. Likewise, if the Landlord and the Tenant determine that Additional Rent for the calendar year is greater than reported, the Tenant shall pay the Landlord the amount of any underpayment within 30 days. The records obtained by the Tenant shall be treated as confidential. In no event shall the Tenant be permitted to examine the Landlord’s records or to dispute any statement of Additional Rent unless the Tenant has paid and continues to pay all Rent and other sums payable by the Tenant hereunder when due.

The cost of Tenant’s review of Landlord’s books and records shall be paid by the Tenant as rent hereunder unless the amount of Additional Rent payable by the Tenant as set forth in such audited financial statement is at least four percent (4%) less than the amount of Additional Rent demanded by the Landlord in accordance with the statement delivered to the Tenant pursuant to Section 3(c) above.

4. SECURITY DEPOSIT

As of the Effective Date and thereafter, the Tenant shall tender to the Landlord and the Landlord shall hold the “Security Deposit” of Twenty-Two Thousand Six Hundred Thirty-Four and 42/100 Dollars ($22,634.42) and Landlord and Tenant agree that Landlord shall continue to hold this Security Deposit as security for the payment by Tenant of any and all present and future debts and liabilities of Tenant to Landlord under this Lease and for the performance by Tenant of all of its obligations hereunder (collectively, the “Debts, Liabilities and Obligations”), as may be held, used and/or applied by Landlord hereunder. Landlord shall not be required to keep the Security Deposit separate from its general funds. In the event of the Landlord disposing of its interest in this Lease, the Landlord shall credit the Security Deposit to its successor and thereupon shall have no liability to the Tenant to repay the Security Deposit to the Tenant so long as such successor agrees to recognize such Security Deposit and Tenant’s right to collect the same from Landlord to the extent provided in this Lease. Subject to the foregoing, Landlord shall repay the Security Deposit to the Tenant without interest on the later of (i) at the end of the Term or sooner termination of this Lease; (ii) the Tenant’s tender of the Lease Premises to the Landlord in the condition required by the terms and conditions of this Lease, and (ii) following the Tenant’s cure of any breach or default of this Lease, including the payment in full of all Debts, Liabilities and Obligations of the Tenant.

5. GENERAL COVENANTS

Landlord’s
Covenants

(a)           The Landlord covenants with the Tenant:

(i)            For quiet enjoyment; and

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(ii)           To observe and perform all the covenants and obligations of the Landlord herein.

Tenant’s
Covenants

(b)           The Tenant covenants with the Landlord:

(i)            To pay Rent; and

(ii)           To observe and perform all the covenants and obligations of the Tenant herein.

6. USE AND OCCUPANCY

The Tenant covenants with the Landlord:

Use

(a)           Not to use the Leased Premises for any purpose other than an office for the conduct of the Tenant’s business which is general office use, and such use shall be consistent with the character of the Property and compatible with the other uses of the Property;

Waste,
Nuisance, Etc.

(b)           Not to commit, or permit, any waste, injury or damage to the Property including the Leasehold
Improvements and any trade fixtures therein, any loading of the floors thereof in excess of the maximum degree of loading as determined by the Landlord acting reasonably, any nuisance therein or any use or manner of use causing annoyance to other tenants and occupants of the Property or to the Landlord;

Insurance
Risks

(c)           Not to do, omit or permit to be done or omitted to be done upon the Property anything which would cause to be increased the Landlord’s cost of insurance or the costs of insurance of another tenant of the Property against perils as to which the Landlord or such other tenant has insured or which shall cause any policy of insurance on the Property to be subject to cancellation;

Compliance
with Law

(d)           To comply at its own expense with all governmental laws, regulations and requirements pertaining to the occupation and specific use of the Leased Premises (other than for a general office use), the condition of the Leasehold Improvements, trade fixtures, furniture and equipment installed by or on behalf of the Tenant therein and the making by the Tenant of any repairs, changes or improvements therein;

Environmental
Compliance

(e)           (i)            To conduct and maintain its business and operations at the Leased Premises so as to comply in all respects with common law and with all present and future applicable federal, provincial/state, local, municipal, governmental or quasi-governmental laws, by-laws, rules, regulations, licenses, orders, guidelines, directives, permits, decisions or requirements (collectively, “Applicable Law” and/or “applicable law”) concerning occupational or public health and safety or the environment and any order, injunction, judgment, declaration, notice or demand issued thereunder (collectively, “Environmental Law”) with regard to Tenant’s use and occupancy of the Leased Premises in the Building; and

(ii)           Not to permit or suffer any substance which is hazardous or is prohibited, restricted, regulated or controlled under any Environmental Law to be present at, on or in the Leased Premises, unless it has received the prior written consent of the Landlord, which consent may be arbitrarily withheld. Notwithstanding the foregoing, the Tenant may handle, store, use or dispose of products containing small quantities of hazardous materials (such as aerosol cans containing insecticides, toner for copiers, paints, paint remover and the like) to the extent customary and necessary for the use of the Leased Premises for general office purposes; provided that the Tenant shall always handle, store, use, and dispose of any such hazardous materials in a safe and lawful manner and never allow such hazardous materials to contaminate the Leased Premises, Building and appurtenant and or the environment; and

Rules and
Regulations

(f)            To observe and perform, and to cause its employees, invitees and others over whom the Tenant can reasonably be expected to exercise control to observe and perform, the Rules and Regulations contained in Schedule “E” attached hereto, and such further and other reasonable rules and regulations and amendments and additions therein as may hereafter be made by the Landlord and notified in writing to the Tenant, except that no change or addition may be made that is inconsistent with this Lease unless as may be required by governmental regulation or unless the Tenant consents thereto. The imposition of such Rules and

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Regulations shall not create or imply any obligation of the Landlord to enforce them or create any liability of the Landlord for their non-enforcement or otherwise. The Rules and Regulations shall be generally applicable, and generally applied in the same manner, to all tenants of the Building.

The Landlord, at its sole cost and expense (except to the extent properly included in Operating Costs), shall be responsible for correcting any violations of applicable laws with respect to the Common Areas of the Building. Notwithstanding the foregoing, the Landlord shall have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by applicable law and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by applicable law. The Landlord, after the exhaustion of any and all rights to appeal or contest, will make all repairs, additions, alterations or improvements necessary to comply with the terms of any final order or judgment. Notwithstanding the foregoing, the Tenant, not the Landlord, shall be responsible for the correction of any violations that arise out of or in connection with any claims brought under any provision of the Americans with Disabilities Act other than Title III, the specific nature of the Tenant’s business in the Leased Premises, the acts or omissions of the Tenant, its agents, employees or contractors, the Tenant’s arrangement of any furniture, equipment or other property in the Leased Premises, any repairs, alterations, additions or improvements performed by or on behalf of the Tenant and any design or configuration of the Leased Premises specifically requested by the Tenant.

7. ASSIGNMENT AND SUB-LETTING

No Assignment
and Subletting

(a)           The Tenant covenants that it will not assign this Lease nor sublet all or any part of the Leased Premises or mortgage or encumber this Lease or the Leased Premises or any part thereof, or suffer or permit the occupation of all or any part thereof by others (each of which is a “Transfer”) without the prior written consent of the Landlord, which consent the Landlord covenants not unreasonably (i) withhold, condition or delay a Transfer to any assignee, subtenant or occupant (the “Transferee”) who is in a satisfactory financial condition (provided that with respect to a subtenant, Landlord shall take into account all expected obligations of the Transferee with respect to the proposed Transfer and all of its other contingent and noncontingent obligations), agrees to use the Leased Premises for those purposes permitted hereunder, and (ii) as to any portion of the Leased Premises which, in the Landlord’s reasonable judgment, is a proper and rational division of the Leased Premises, subject to the Landlord’s right of termination arising under this paragraph. This prohibition against a Transfer shall be construed to include a prohibition against any Transfer by operation of law.

Assignment or
Subletting

Procedures

(b)           The Tenant shall not effect a Transfer unless:

(i)            It shall have received or procured a bona fide written offer to take an assignment or sublease, which is consistent with this Lease, and the acceptance of which would not breach any provision of this Lease if this Paragraph/Section is complied with, and which the Tenant has determined to accept subject to this Paragraph being complied with, and

(ii)           It shall have first requested and obtained the consent in writing of the Landlord thereto.

Any request for consent shall be in writing and accompanied by a copy of the offer certified by the Tenant to be true and complete, and the Tenant shall furnish to the Landlord all information available to the Tenant and reasonably requested by the Landlord as to the responsibility, financial standing and business of the proposed Transferee. Notwithstanding the provisions of Subparagraph (a), within twenty (20) days after the receipt by the Landlord of such request for consent and of all information which the Landlord shall have reasonably requested hereunder, the Landlord shall have the right upon written notice of termination submitted to the Tenant, if the request is to assign this Lease or sublet the whole of the Leased Premises, to cancel and terminate this Lease as of a termination date to be stipulated in the notice of termination, which shall be not less than sixty (60) days or more than ninety (90) days following the giving of such notice. In such event the Tenant shall surrender the whole of the Leased Premises in accordance with such notice of termination and Basic Rent and Additional Rent shall be apportioned and paid to the date of surrender. If such consent shall be given the Tenant shall affect the Transfer only upon the terms set out in the offer submitted to the Landlord as aforesaid and not otherwise. Any consent shall be given without prejudice to the Landlord’s rights under the Lease and shall be limited to the particular Transfer in respect of which it was given and shall not be deemed to be an authorization for or consent to any further or other Transfer.

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Notwithstanding the above, Tenant, within 5 days after receipt of Landlord’s notice of termination, may withdraw its request for consent to the subject Transfer. In that event, Landlord’s election to terminate this Lease shall be null and void and of no force and effect.

Excess Transfer
Rent

(c)                             In the event the Landlord consents to any Transfer, the Tenant shall pay to the Landlord, as and when amounts on account are due or paid by the Transferee to the Tenant, fifty percent (50%) of the excess Transfer rents (hereinafter called the “Excess Transfer Rent”), if any, as Rent. The Excess Transfer Rent shall be determined, by Landlord following Landlord’s receipt of all relevant information below, in accordance with the following formula: All gross revenue received by the Tenant from the Transferee and attributable to the Transfer less:

(i)                                     The Rent paid by the Tenant to the Landlord during the term of the Transfer; plus

(ii)                                  Any reasonable and customary out of pocket transaction costs incurred by the Tenant in connection with such Transfer, including attorneys’ fees, brokerage commissions and alteration costs (which transaction costs shall be amortized on a straight line basis over the term of the Transfer); plus

(iii)                               The general value of the Tenant’s business (but excluding the Tenant’s interest under this Lease) and for all of the Tenant’s personal property in the Leased Premises included in such Transfer, including, without limitation, fixtures, improvements of the Tenant (except for those improvements which shall or may become the Landlord’s property at the expiration or termination of this Lease), furniture, equipment and furnishings, the Tenant’s goodwill and any other intangible personal property associated with the Tenant’s business.

The Tenant agrees to promptly furnish such information with regard to the Excess Transfer Rent as the Landlord may reasonably request from time to time.

Assumption of
Obligations

(d)                            No Transfer shall be effective unless the Transferee shall execute an agreement on the Landlord’s form, assuming all the obligations of the Tenant hereunder, and shall have paid to the Landlord its reasonable fee (which under no circumstances would be more than $1,000.00), plus the reimbursement of Landlord’s reasonable attorneys’ fees and costs in connection with same, for processing the Transfer.

Tenant’s Continuing
Obligations

(e)                             The Tenant agrees that Landlord’s consent to any Transfer hereunder will not thereby release the Tenant from any of its obligations hereunder.

Change of Control

(f)                               If the Tenant or occupant of the Leased Premises at any time is a corporation, it is acknowledged and agreed that the transfer of the majority (that is 50% or more) of the issued capital voting stock of the corporation or the transfer or issuance of any capital stock of the corporation sufficient to transfer effective voting control of the corporation to others than the shareholder or shareholders having effective voting control of the corporation immediately prior to such transfer or issuance, shall be deemed for all purposes of this Paragraph 7 to be a Transfer and, accordingly, a violation of this Paragraph 7 respecting assignment of this Lease unless the prior written consent of the Landlord is first obtained, and the Landlord shall have all of the same rights in respect thereof as though any such transfer or issuing of shares or proposed transferring or issuing of shares were a Transfer. With ten (10) days of the Landlord’s request, the Tenant shall deliver to the Landlord all documents and materials relevant and/or reasonably related to any transfer of shares in the Tenant or issuance of shares in the Tenant in order for the Landlord to determine whether or not a change in the effective voting control of the Tenant occurred. At the Tenant’s request, the Landlord shall enter into a confidentiality agreement with the Tenant, which agreement is reasonably acceptable to the Landlord and covers confidential financial information provided by the Tenant to the Landlord in the foregoing sentence. This Subparagraph 7(f) shall not apply to the Tenant if and for so long as the Tenant is a corporation whose shares are listed and traded on any recognized stock exchange or over the counter in Canada or the United States.

Prohibition

(g)                            Notwithstanding anything in this Lease to the contrary, the Tenant shall not be permitted without the written consent of the Landlord to affect a Transfer to any third party currently occupying any space in the Property. Notwithstanding the above, the Landlord will not withhold its consent to a Transfer

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solely because the proposed subtenant or assignee is an occupant of the Building if the Landlord does not have space available for lease in the Building that is comparable to the space the Tenant desires to sublet or assign. The Landlord shall be deemed to have comparable space if it has, or will have, space available on any floor of the Building that is approximately the same size as the space the Tenant desires to sublet or assign within 4 months of the proposed commencement of the proposed sublease or assignment.

Permitted Transfer

(h)                            So long as Tenant is not entering into the Permitted Transfer (as defined below) for the purpose of avoiding or otherwise circumventing the remaining terms of this Article 9, Tenant may assign its entire interest under this Lease, without the consent of Landlord, to (a) an affiliate, subsidiary, or parent of Tenant, or a corporation, partnership or other legal entity wholly owned by Tenant (collectively, an “Affiliated Party”), or (b) a successor to Tenant by purchase (including by stock purchase of all of the stock of the Tenant), merger, consolidation or reorganization, provided that all of the following conditions are satisfied (each such transfer a “Permitted Transfer” and any such assignee or sublessee of a Permitted Transfer, a “Permitted Transferee”): (i) Tenant is not in default under this Lease; (ii) the Permitted Use does not allow the Leased Premises to be used for retail purposes; (iii) Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of the proposed Permitted Transfer; (iv) with respect to a proposed Permitted Transfer to an Affiliated Party, Tenant continues to have a tangible net worth equal to or greater than Ten Million Dollars ($10,000,000.00); and (v) with respect to a purchase, merger, consolidation or reorganization or any Permitted Transfer which results in Tenant ceasing to exist as a separate legal entity, (A) Tenant’s successor shall own all or substantially all of the assets of Tenant, and (B) Tenant’s successor shall have a tangible net worth which is at least equal to the greater of Ten Million Dollars ($10,000,000.00). Tenant’s notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant’s successor shall sign a commercially reasonable form of assumption agreement. As used herein, (1) “parent” shall mean a company which owns a majority of Tenant’s voting equity; (2) “subsidiary” shall mean an entity wholly owned by Tenant or at least fifty-one percent (51%) of whose voting equity is owned by Tenant; and (3) “affiliate” shall mean an entity controlled, controlling or under common control with Tenant.

8. REPAIR & DAMAGE

Landlord’s
Repairs to
Building and
Property

(a)                             The Landlord covenants with the Tenant to repair, maintain, keep and operate the common areas of the Building in a good and reasonable state of repair and decoration and in a manner consistent with that of other similar buildings in the financial district of San Francisco, California and owned by similarly situated owners (“Comparable Buildings”):

(i)                           Those portions of the Property consisting of the entrance, lobbies, stairways, corridors, landscaped areas, parking areas, common area restrooms, elevators, any common areas and other facilities from time to time provided for use in common by the Tenant and other tenants of the Building or Property, and the exterior portions (including foundations and roofs) of all buildings and structures from time to time forming part of the Property and affecting its general appearance; and

(ii)                        The Building (other than the Leased Premises and premises of other tenants) including the systems for interior climate control, the elevators and escalators (if any), entrances, lobbies, stairways, corridors and washrooms from time to time provided for use in common by the Tenant and other tenants of the Building or Property and the systems and equipment provided for use in common by the Tenant and other tenants of the Building or Property and the systems and equipment provided for bringing utilities to the Leased Premises), including systems designed to supply heat, ventilation, air conditioning and electrical, plumbing, fire/life safety, or mechanical systems.

Landlord agrees to perform its repairs and maintenance obligations set forth in this Lease reasonably and in a reasonably timely manner.

Landlord’s
Repairs to
Leased Premises

(b)                            The Landlord covenants with the Tenant to repair, so far as reasonably feasible, and as expeditiously as reasonably feasible, defects in standard demising walls or in structural elements, exterior walls of the Building, suspended ceiling, electrical and mechanical installations standard to the Building installed by the Landlord in the Leased Premises (if and to the extent that such defects are sufficient to

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impair the Tenant’s use of the Leased Premises while using them in a manner consistent with this Lease) and “Insured Damage” (as herein defined). The Landlord shall in no event be required to make repairs to Leasehold Improvements made by the Tenant, or by the Landlord on behalf of the Tenant or another tenant or to make repairs to wear and tear within the Leased Premises, unless the need for such repair arose from the gross negligence or willful misconduct of Landlord and in such event the terms and conditions of Article 9 shall apply.

Tenant’s Repairs

(c)                             The Tenant covenants with the Landlord to repair, maintain and keep at the Tenant’s own cost, except insofar as the obligation to repair rests upon the Landlord pursuant to this paragraph, the Leased Premises, including Leasehold Improvements in good and substantial repair, reasonable wear and tear excepted, provided that this obligation shall not extend to structural elements or to exterior glass or to repairs which the Landlord would be required to make under this paragraph but for the exclusion there from of defects not sufficient to impair the Tenant’s use of the Leased Premises while using them in a manner consistent with this Lease. Except (i) to the extent requested by the Tenant, (ii) in connection with scheduled maintenance programs, and/or (iii) in the event of an emergency, upon twenty-four (24) hours advance written (which for the purposes of this subparagraph (c) notice may be in email form or written form personally delivered to the Leased Premises only and may be in oral form for Landlord’s entry in connection with its repairs and maintenance (other than as set forth herein)), the Landlord may enter the Leased Premises at all reasonable times and view the condition thereof and the Tenant covenants with the Landlord to repair, maintain and keep the Leased Premises in good and substantial repair according to notice in writing, reasonable wear and tear excepted. If the Tenant shall fail to repair as aforesaid after reasonable notice to do so, the Landlord may affect the repairs and the Tenant shall pay the actual, reasonable out-of-pocket cost thereof to the Landlord within ten (10) business days after written demand therefor. The Tenant covenants with the Landlord that the Tenant will at the expiration of the Term or sooner termination thereof peaceably surrender the Leased Premises and appurtenances in good and substantial repair and condition, casualty and reasonable wear and tear excepted. It is the intention of the parties hereto that the terms of this Lease govern the respective obligations of the parties for the maintenance and repair of the Leased Premises, and Tenant hereby expressly waives the benefits of any statute, law and/or ordinance, now or hereafter in effect, to the extent that it is inconsistent with the terms of this Lease, including, but not limited to, Tenant’s right to make repairs, if at all, under Sections 1941 and 1942 of the California Civil Code, as may be amended or supplemented from time to time.

Indemnification

(d)                            If any part of the Property becomes out of repair, damaged and/or destroyed through the negligence of, or misuse by, the Tenant or its employees, agents, invitees or others under its control, the Tenant shall, subject to the wavier of subrogation set forth in Paragraph 9(b) below, pay the Landlord on demand the expense of repairs or replacements, including the Landlord’s reasonable administration charge thereof (which administration charge shall not exceed ten percent (10%) of the cost of such repairs or replacements), necessitated by such negligence or misuse.

Damage and
Destruction

(e)                             It is agreed between the Landlord and the Tenant that:

(i)                           In the event of damage to the Property or to any part thereof, if in the reasonable opinion of the Landlord the damage is such that the Leased Premises or any substantial part thereof is rendered not reasonably capable of use and occupancy by the Tenant for the purposes of its business for any period of time in excess of five (5) business days, then

(A)                Unless the damage was caused by the fault or negligence of the Tenant or its employees, agents, invitees or others under its control, from the date of occurrence of the damage and until the Leased Premises are again reasonably capable for use and occupancy as aforesaid, the Rent payable pursuant to this Lease shall abate from time to time in proportion to the part or parts of the Leased Premises not reasonably capable of such use and occupancy, and

(B)                  Unless this Lease is terminated as hereinafter provided, the Landlord or the Tenant as the case may be (according to the nature of the damage and their respective obligations to repair as provided in this Paragraph) shall repair such damage with all reasonable diligence, but to the extent that any part of the Leased Premises is not reasonably capable of such use and occupancy by reason of damage which the Tenant is obligated to repair hereunder, any abatement of Rent to which the Tenant would otherwise be entitled hereunder shall not extend later than the time by which, in the reasonable opinion of the Landlord, repairs by the Tenant ought to have been completed with reasonable diligence;

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(ii)                        If the damage is such that the Leased Premises are rendered untenantable, in whole or in part, and if, in the opinion of the Landlord, the damage cannot be repaired with reasonable diligence within one hundred and eighty (180) days from the happening of the damage, then the Landlord may, within thirty (30) days after the date of the damage, terminate this Lease by notice to the Tenant. Upon the Landlord giving such notice, this Lease shall be terminated as of the date of the damage and the Rent and all other payments for which the Tenant is liable under the terms of this Lease shall be apportioned and paid in full to the date of the damage; and

(iii)                     The Landlord shall not be required to use plans and specifications and working drawings used in the original construction of the Building and nothing in this Section requires the Landlord to rebuild the Building in the condition and state that existed before the damage, but the Building, as rebuilt, will have reasonably similar facilities and services to those in the Building prior to the damage; and

(iv)                    If premises whether of the Tenant or other tenants of the Property comprising in the aggregate half or more of the total number of square feet of rentable office area in the Property or half or more of the total number of square feet of rentable office area in the Building (as determined by the Landlord) or portions of the Property which affect access or services essential thereto, are substantially damaged or destroyed by any cause and if in the reasonable opinion of the Landlord the damage cannot reasonably be repaired within one hundred and eighty (180) days after the occurrence thereof, then the Landlord may, by written notice to the Tenant given within thirty (30) days after the occurrence of such damage or destruction, terminate this Lease, in which event neither the Landlord nor the Tenant shall be bound to repair as provided in this Paragraph, and the Tenant shall instead deliver up possession of the Leased Premises to the Landlord with reasonable expedition but in any event within sixty (60) days after delivery of such notice of termination, and Rent shall be apportioned and paid to the date upon which possession is so delivered up (but subject to any abatement to which the Tenant may be entitled under Paragraph 8(e)(i) above); and

(v)                       If Landlord has the right to terminate this Lease pursuant to this Article 8, Landlord agrees to exercise such right in a nondiscriminatory fashion among leases affecting the Building. Consideration of the following factors in arriving at its decision shall not be deemed discriminatory: length of term remaining on this Lease, time needed to repair and restore, costs of repair and restoration not covered by insurance proceeds, Landlord’s plans to repair and restore common areas serving the Leased Premises, Landlord’s plans for repair and restoration of the Building, and other relevant factors of Landlord’s decision as long as they are applied to Tenant in the same manner as other tenants; and

(vi)                    In addition to the Landlord’s rights to terminate as provided herein, the Tenant shall have the right to terminate this Lease if all of the following are satisfied: (i) a material portion of the Leased Premises is rendered untenantable by fire or other casualty and such damage cannot reasonably be repaired (as determined by the Landlord) within sixty (60) days after Landlord’s receipt of all required permits to restore the Leased Premises; (ii) there is less than one (1) year of the Term remaining on the date of such damage; (iii) the damage was not caused by the negligence or willful misconduct of the Tenant or any of the Tenant’s employees, agents, contractors or invitees; and (iv) the Tenant provides the Landlord with written notice of its intent to terminate within thirty (30) days after the date of the Landlord’s completion estimate. In addition to the foregoing, if the Leased Premises should be damaged by fire or other casualty to such extent that rebuilding or repairs cannot in the Landlord’s estimation be reasonably completed within two hundred forty (240) days after receipt of required permits for rebuilding or repair, and such damage materially and adversely interferes with the conduct of the Tenant’s business in the Leased Premises, then the Tenant shall have the right to cancel this Lease by giving the Landlord written notice within ten (10) days from the date of the Landlord’s notice that material restoration of the Leased Premises cannot be made within such two hundred forty (240) day period. Said cancellation shall be effective thirty (30) days from the first day that the Landlord gives such notice to cancel; and

(vii)                 Landlord and Tenant hereby agree that the terms of this Lease will govern the effect of any damage to or destruction of the Leased Premises with respect to the termination of this Lease, and hereby waive any present or future statutes, ordinances, and/or laws to the extent inconsistent herewith, including, but not limited to, Sections 1932(2) and 1933(4) of the California Civil Code, as may be amended or supplemented from time to time; and

(viii)              Notwithstanding the foregoing, if pursuant to subsection (vi) above, the Tenant was entitled to terminate this Lease because the Landlord’s reasonable estimate of the completion of restoration of the Leased Premises is greater than two hundred forty (240) days, and the Tenant elected not to exercise its right to terminate this Lease and. further, the Landlord does not substantially complete the repair and restoration of the Leased Premises within thirty (30) days after the expiration of the

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estimated period of time set forth in the Landlord’s notice to the Tenant, which period shall be extended to the extent of any Reconstruction Delays, then the Tenant may terminate this Lease by written notice to the Landlord within fifteen (15) days after the expiration of such period, as the same may be extended. For purposes of this Lease, the term “Reconstruction Delays” shall mean: (i) any delays caused by the insurance adjustment process; (ii) any delays caused by the Tenant; and (iii) any delays caused by events of force majeure.

9. INSURANCE AND LIABILITY

Landlord’s
Insurance

(a)                             The Landlord shall take out and keep in force during the Term insurance with respect to the Property except for the “Leasehold Improvements” (as hereinafter defined) in the Leased Premises. The foregoing Property insurance shall be carried at “full replacement value” to the extent is commercially reasonably available to the Landlord and carried in its normal course of business. The insurance to be maintained by the Landlord shall be in respect of perils and in amounts and on terms and conditions which from time to time are insurable at a reasonable premium and which are normally insured by reasonable prudent owners of properties similar to the Property, all as from time to time determined at reasonable intervals by insurance advisors selected by the Landlord, and whose opinion shall be conclusive. ‘Unless and until the insurance advisors shall state that any such perils are not customarily insured against by owners of properties similar to the Property, the perils to be insured against by the Landlord shall include, without limitation, public liability, boilers and machinery, fire and extended perils and may include at the option of the Landlord losses suffered by the Landlord in its capacity as Landlord through business interruption. The insurance to be maintained by the Landlord shall contain a waiver by the insurer of any rights of subrogation or indemnity or any other claim over which the insurer might otherwise be entitled against the Tenant or the agents or employees of the Tenant.

Tenant’s
Insurance

(b)                            The Tenant shall take out and keep in force during the Term:

(i)                           Comprehensive general public liability insurance all on an occurrence basis with respect to the business carried on in or from the Leased Premises and the Tenant’s use and occupancy of the Leased Premises and of any other part of the Property, with coverage for any one occurrence or claim of not less than Three Million Dollars ($3,000,000) or such other amount as the Landlord may reasonably require upon not less than one (1) month notice at any time during the Term (provided that except to the extent required by the Landlord’s lender, the Landlord shall only require any such additional coverage amounts in the event that (i) the Landlord reasonably determines that the amounts of insurance carried by the Tenant hereunder is materially less than the amount or type of insurance coverage typically carried by tenants of the Building and owners or tenants of Comparable Buildings which are operated for similar purposes as the Leased Premises, or (ii) if the Tenant’s use of the Leased Premises should change with or without the Landlord’s consent), which insurance shall include the Landlord as a named and additional insured, and shall contain a cross liability clause protecting the Landlord in respect of claims by the Tenant as if the Landlord were separately insured;

(ii)                        Insurance in respect of fire and such other perils as are from time to time in the usual extended coverage endorsement covering the Leasehold Improvements, trade fixtures, and the furniture and equipment in the Leased Premises for not less than 80% of the full replacement cost thereof, and which insurance shall include the Landlord as a named insured as the Landlord’s interest may appear; and

(iii)                     Insurance against such other perils and in such amounts as the Landlord may from time to time reasonably require upon not less than ninety (90) days’ written notice, such requirement to be made on the basis that the required insurance is customary at the time for prudent tenants of properties similar to the Property; provided that except to the extent required by the Landlord’s lender, the Landlord shall only require any such additional insurance coverages and amounts in the event that (i) the Landlord reasonably determines that the types and/or amounts of insurance carried by the Tenant hereunder is materially less than the amount or type of insurance coverage typically carried by tenants of the Building and owners or tenants of Comparable Buildings which are operated for similar purposes as the Leased Premises, or (ii) if the Tenant’s use of the Leased Premises should change with or without the Landlord’s consent.

All insurance required to be maintained by the Tenant shall be on terms and with insurers satisfactory to the Landlord. Each policy shall contain: (A) a waiver by the insurer of any rights of subrogation or indemnity or any other claim over to which the insurer might otherwise be entitled against the Landlord or the agents or

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employees of the Landlord, (B) a cross liability clause and (C) an undertaking by the insurer that no material change adverse to the Landlord or the Tenant will be made, and the policy will not lapse or be canceled, except after not less than thirty (30) days’ written notice to the Landlord of the intended change, lapse or cancellation. The Tenant shall furnish to the Landlord, if and whenever reasonably requested by it, certificates or other evidences reasonably acceptable to the Landlord as to the insurance from time to time effected by the Tenant and its renewal or continuation in force, together with evidence as to the method of determination of full replacement cost of the Tenant’s Leasehold Improvements, trade fixtures, furniture and equipment, and if the Landlord reasonably concludes that the full replacement cost has been underestimated, the Tenant shall forthwith arrange for any consequent increase in coverage required under sub-paragraph (b). If the Tenant shall fail to take out, renew and keep in force such insurance, or if the evidences submitted to the Landlord are unacceptable to the Landlord (or no such evidences are submitted within a reasonable period after request therefor by the Landlord), then the Landlord may give to the Tenant written notice requiring compliance with this sub-paragraph and specifying the respects in which the Tenant is not then in compliance with this sub-paragraph. If the Tenant does not within two (2) business days provide appropriate evidence of compliance with this sub-paragraph, the Landlord may (but shall not be obligated to) obtain some or all of the additional coverage or other insurance which the Tenant shall have failed to obtain, without prejudice to any other rights of the Landlord under this Lease or otherwise, and the Tenant shall pay all premiums and other reasonable expenses reasonably incurred by the Landlord to the Landlord within ten (10) business days of Tenant’s receipt of a written demand therefor.

Limitation of
Landlord’s
Liability

(c)                             The Tenant agrees that the Landlord shall not be liable for any bodily injury or death of, or loss or damage to any property belonging to, the Tenant or its employees, invitees or licensees or any other person in, on or about the Property unless resulting from the actual willful misconduct or gross negligence of the Landlord or its own employees, contractors or agents. In no event shall the Landlord be liable for any damage, including indirect, special or consequential damages, which is caused by steam, water, rain or snow or other thing which may leak into, issue or flow from any part of the Property or from the pipes or plumbing works, including the sprinkler system (if any) therein or from any other place or for any damage caused by or attributable to the condition or arrangement of any electric or other wiring or of sprinkler heads (if any) or for any such damage caused by anything done or omitted by any other tenant.

Indemnity of
Landlord

(d)                            Except with respect to claims or liabilities in respect of any damage which is Insured Damage to the extent of the cost of repairing such Insured Damage, unless resulting from the actual willful misconduct or gross negligence of the Landlord or its own employees, contractors or agents, the Tenant agrees to indemnify, defend (with counsel reasonably acceptable to Landlord) and protect and save harmless the Landlord and the Property in respect of:

(i)                           All claims for bodily injury or death, property damage or other loss or damage arising from the conduct of any work or any act or omission of the Tenant or any assignee; sub-tenant, agent, employee, contractor, invitee or licensee of the Tenant, and in respect of all costs, expenses and liabilities incurred by the Landlord in connection with or arising out of all such claims, including the expenses of any action or proceeding pertaining thereto; and

(ii)                        Any loss, cost, (including, without limitation, attorneys’ fees and costs, and court costs and disbursements, if any), expense or damage suffered by the Landlord arising from any breach by the Tenant of any of its covenants and obligations under this Lease.

Indemnity of Tenant

(iii)                     The Landlord shall protect, indemnify and hold the Tenant harmless from and against any and all loss, claims, liability or costs (including court costs and reasonable attorney’s fees) incurred by reason of any damage to any property (including but not limited to property of the Tenant) or any injury (including but not limited to death) to any person occurring in, on or about the Building to the extent that such injury or damage shall be caused by or arise solely from the gross negligence or willful misconduct of Landlord or any of Landlord’s contractors, agents or employees.

Definition of
“Insured
Damage

(e)                             For purposes of this Lease, “Insured Damage” means that part of any damage occurring to the Property of which the entire cost of repair (or the entire cost of repair other than deductible amount properly collectable by the Landlord as part of the Additional Rent) is actually recovered by the Landlord under a policy or policies of insurance from time to time effected by the Landlord pursuant to sub-paragraph (a).

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10. EVENTS OF DEFAULT AND REMEDIES

Events of
Default and
Remedies

(a)                             In the event of the happening of any one or more of the following events:

(i)                           Tenant shall have failed to pay an installment of Rent or any other amount payable hereunder when due, and such failure shall be continuing for a period of more than three (3) days after written notice that such payment was not made when due, but if any such notice shall be given, for the twelve (12) month period commencing with the date of such notice, the failure to pay within three (3) days after due any additional sum of money becoming due to be paid to Landlord under this Lease during such period shall be an event of default, without notice. The notice required pursuant to this Section 10(a)(i) shall replace rather than supplement any statutory notice required under California Code of Civil Procedure Section 1161 or any similar or successor statute;

(ii)                        There shall be a default of or with any condition, covenant, agreement or other obligation on the part of Tenant to be kept, observed or performed hereunder (other than the obligation to pay Rent or any other amount of money) and such default shall be continuing for a period of more than thirty (30) days after written notice by Landlord to Tenant specifying the default and requiring that it be cured unless the nature of the default is such that cure will reasonably require a longer period of time (not to exceed 120 days), in which case the Tenant shall not be in default hereunder if the Tenant promptly commences a cure (and in any event within such thirty (30) day period) and thereafter diligently prosecutes the same to completion;

(iii)                     If any policy of insurance upon the Property or any part thereof from time to time effected by Landlord shall be canceled or is about to be canceled by the insurer by reason of the use or occupation of the Leased Premises by Tenant or any assignee, sub-tenant or licensee of Tenant or anyone permitted by Tenant to be upon the Leased Premises and Tenant after receipt of notice in writing from Landlord shall have failed to take such immediate steps in respect of such use or occupation as shall enable Landlord to reinstate or avoid cancellation (as the case may be) of such policy of insurance;

(iv)                    The Leased Premises shall, without the prior written consent of Landlord, be used by any other persons than Tenant or a permitted Transferee or for any purpose other than that for which they were leased or occupied or by any persons whose occupancy is prohibited by this Lease;

(v)                       The Leased Premises shall be abandoned and the Tenant shall ceased paying rent hereunder;

(vi)                    The balance of the Term of this Lease or any of the goods and chattels of Tenant located in the Leased Premises, shall at any time be seized in execution or attachment; and/or

(vii)                 If permitted by Applicable Law, Tenant shall make any assignment for the benefit of creditors or become bankrupt or insolvent or take the benefit of any statute for bankrupt or insolvent debtors or, if a corporation, shall take any steps or suffer any order to be made for its winding-up or other termination of its corporate existence; or a trustee, receiver or receiver-manager or agent or other like person shall be appointed of any of the assets of Tenant;

then Landlord, subject to Applicable Laws, shall have the following rights and remedies, all of which are cumulative and not alternative, and not to the exclusion of any other or additional rights and remedies in law or equity, or both, available to Landlord by statute or otherwise:

(A)                To remedy or attempt to remedy any default of the Tenant, and in so doing to make any payments due or alleged to be due by the Tenant to third parties (including, without limitation, payments due to any contractor, workman, material and/or service suppliers performing any work in or for the Leased Premises), and to enter upon the Leased Premises to do any work or other things therein, and in such event all reasonable expenses of the Landlord in remedying or attempting to curing such default shall be payable by the Tenant to the Landlord within thirty (30) days after demand;

(B)                  With respect to unpaid overdue Rent, to the payment by the Tenant of the Rent and of interest (which said interest shall be deemed included herein in the term “Rent”) thereon at a rate (the “Interest Rate”) equal to the lesser of (1) three percent (3%) above the prime commercial loan rate

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charged to borrowers having the highest credit rating from time to time by the Landlord’s principal bank from the date upon which the same was due until actual payment thereof, and (2) the maximum amount allowed under the laws of the jurisdiction in which the Building is located;

(C)                  Terminate this Lease, in which event Tenant shall immediately surrender the Leased Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in Rent, enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying the Leased Premises or any part thereof, without being liable for prosecution or any claim or damages therefor, but in accordance with Applicable Law and thereafter Landlord may recover from Tenant the following:

(I)                               The worth at the time of award of any unpaid Rent which has been earned at the time of such termination; plus

(II)                           The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(III)                       The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(IV)                       Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including, but not limited to, brokerage commissions and advertising expenses incurred, expenses reasonably incurred to remodel the Leased Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions reasonably incurred to obtain a new tenant; and

(V)                           At Landlord’s sole election, such other amounts in addition to or in lieu of the foregoing as may be permitted, from time to time, by all Applicable Law.

As used in clauses (C)(1) and (C)(II) hereinabove, the “worth at the time of award” shall be computed by allowing interest at the Interest Rate. As used in clause (C)(III) hereinabove, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(D)                 In the event of any breach by the Tenant of any of the covenants or provisions of this Lease, the Landlord shall also have the right of injunction and the right to invoke any remedy allowed at law or in equity, or both, and mention in this Lease of any particular remedy shall not preclude the Landlord from any other remedy at law or in equity, or both; and

(E)                   Pursue any remedy now or hereafter available under the laws or judicial decisions of the jurisdiction in which the Building is located (including, but not limited to, California Civil Code Section 1951.4 [where a landlord may continue a lease in effect after a tenant’s breach and recover rent as it becomes due, if the tenant has the right to sublet or assign, subject only to reasonable limitations]). The expiration and termination of this Lease and/or the termination of the Tenant’s right to possession shall not relieve the Tenant from liability under all of the indemnity provisions of the Lease as to matters occurring or accruing during the Term or by reason of the Tenant’s occupancy of the Leased Premises.

Attorneys’ Fees

(b)                            If either Landlord or Tenant, or both, brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the “prevailing party” (as hereinafter defined) in any such proceeding, action or appeal thereon, shall be entitled to the reimbursement of reasonable attorneys’ fees and costs, and court costs. Such fees and costs may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision, judgment, settlement or otherwise. The term “prevailing party” shall include, without limitation, either party hereto who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment or the abandonment by the other party of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees and costs, and court costs, reasonably incurred by the prevailing party.

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Landlord Default

(c)                             The Landlord shall be in default under this Lease if (i) the Landlord fails to perform any of its obligations hereunder and said failure continues for a period of thirty (30) days after written notice thereof from the Tenant to the Landlord (provided that if such failure cannot reasonably be cured within said thirty (30) day period, the Landlord shall be in default hereunder only if Landlord fails to commence the cure of said failure within said thirty (30) day period, or having commenced the curative action within said thirty (30) day period, fails to diligently pursue same) and (ii) each mortgagee of whose identity the Tenant has been notified in writing shall have failed to cure such default within thirty (30) days (or such longer period of time as may be specified in any written agreement between the Tenant and mortgagee regarding such matter) after receipt of written notice from the Tenant of the Landlord’s failure to cure within the time periods provided above. In the event of a default by the Landlord under the Lease, the Tenant shall use reasonable efforts to mitigate its damages and losses arising from any such default and the Tenant may pursue any and all remedies available to it at law or in equity, provided, however, in no event shall the Tenant claim a constructive or actual eviction or that the Leased Premises have become unsuitable or unhabitable prior to a default and failure to cure by the Landlord and its mortgagee under this Lease and, further provided, in no event shall the Tenant be entitled to receive more than its actual direct damages, it being agreed that the Tenant hereby waives any claim it otherwise may have for special or consequential damages.

ADDITIONAL PROVISIONS

Common Areas

11.                            The Tenant acknowledges and agrees that the common areas of the Property shall at all times be subject to the exclusive management and control of the Landlord. Without limiting the generality of the foregoing, the Tenant specifically acknowledges and agrees that the Landlord may temporarily close or restrict the use of all or any part of the common areas of the Property in an emergency, or for security or crowd control purposes, to facilitate tenants moving in or out of the Building, or for the purpose of making repairs, alterations or renovations. The Landlord agrees not to permanently alter such common areas in any manner which would deny reasonable access to the Leased Premises or permanently prevent the Tenant from using the Leased Premises for the express use set forth in this Lease. In the event of any such temporary closure or restriction of use or if changes are made to such common areas by the Landlord, the Landlord shall not be subject to any liability nor shall the Tenant be entitled to any compensation or any diminution or abatement of Rent and such closures, restriction and changes shall not be deemed to be a constructive or actual eviction or a breach of the Landlord’s covenant for quiet enjoyment.

Relocation of
Leased Premises

12.                            Intentionally Omitted.

Subordination
and Attornment

13.                            This Lease and all rights of Tenant hereunder are subject and subordinate to all underlying leases and charges, or mortgages now or hereafter existing (including charges, and mortgages by way of debenture, note, bond, deeds of trust and mortgage and all instruments supplemental thereto), which may now or hereafter affect the Property or any part thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, the lessor, chargee, mortgagee or trustee agrees to accept this Lease if not in default, and in recognition of the foregoing, Tenant agrees that it will, whenever requested, attorn to such lessor, chargee, mortgagee as a tenant upon all the terms of this Lease. Tenant agrees to execute within ten (10) business days, whenever requested by Landlord or by the holder of any such lease, charge, or mortgage, an instrument of subordination or attornment as may be required of it. However, Landlord hereby represents and warrants to Tenant that, as of the Commencement Date of the Term, there are no underlying ground leases, mortgages or deeds of trust encumbering the Property, including the Building and the Leased Premises. In consideration of and as a condition precedent to Tenant’s agreement to be bound by this Section 13, Landlord shall use commercially reasonable efforts and diligence to provide Tenant with a commercially reasonable form of Subordination, Non-Disturbance and Attornment Agreement (“SNDA”) from any subsequent ground lessor, mortgage holder or beneficiary under a deed of trust encumbering the Property, who later may come into existence during the Term. Tenant hereby expressly waives the provisions of any statute, rule or law which may give or purport to give Tenant the right or election to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder solely in the event of any foreclosure proceeding or sale, and Tenant hereby agrees that this Lease shall not be affected in any way whatsoever by and such foreclosure proceeding or sale.

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Certificates

14.                            The Tenant agrees that it shall within ten (10) business days whenever requested by the Landlord from time to time execute and deliver to the Landlord, and if required by the Landlord, to any lessor, chargee, or mortgagee (including any trustee) or other person designated by the Landlord, an acknowledgment in writing as to the then status of this Lease, including as to whether it is in full force and effect, is modified or unmodified, confirming the Rent payable hereunder and the state of the accounts between Landlord and the Tenant, the existence or non-existence of defaults, and any other matters pertaining to this Lease as to which the Landlord shall request an acknowledgment.

Inspection of
and Access to
the Leased
Premises

15.                            Except (i) to the extent requested by the Tenant, (ii) in connection with scheduled maintenance programs, and/or (iii) in the event of an emergency, upon twenty-four (24) hours advance written (which for the purposes of this subparagraph (c) may be in email form or written form personally delivered to the Leased Premises only and may be in oral form for Landlord’s entry in connection with its repairs and maintenance (other than as set forth herein)), the Landlord shall be permitted, at any time and from time to time, to enter and to have its authorized agents, employees and contractors enter the Leased Premises for the purposes of inspection, window cleaning, maintenance, providing janitor service, making repairs, alterations or improvements to the Leased Premises or the Property, or to have access to utilities and services (including all ducts and access panels (if any), which the Tenant agrees not to obstruct) and the Tenant shall provide free and unhampered access for the purpose, and shall not be entitled to compensation or any diminution or abatement of Rent for any inconvenience, nuisance or discomfort caused thereby. The Landlord and its authorized agents and employees shall be permitted entry to the Leased Premises for the purpose of exhibiting them to prospective tenants during the last six (6) months of the Term, as the same may be extended. The Landlord in exercising its rights under this Paragraph shall do so to the extent reasonably necessary so as to minimize interference with the Tenant’s use and enjoyment of the Leased Premises provided that in an emergency the Landlord or persons authorized by it may enter the Leased Premises without regard to minimizing interference.

Delay

16.                            Except as herein otherwise expressly provided, if and whenever and to the extent that either the Landlord or the Tenant shall be prevented, delayed or restricted in the fulfillment of any obligation hereunder in respect of the supply or provision of any service or utility, the making of any repair, the doing of any work or any other thing (other than the payment of Rent and/or any other monies required to be paid by the Tenant to the Landlord hereunder) by reason of: (a) strikes or work stoppages; (b) being unable to obtain any material, service, utility or labor required to fulfill such obligation; (c) any statute, law or regulation of, or inability to obtain any permission from any government authority having lawful jurisdiction preventing, delaying or restricting such fulfillment; and/or (d) other unavoidable occurrence; then the time for fulfillment of such obligation shall be extended during the period in which such circumstance operates to prevent, delay or restrict the fulfillment thereof, and the other party to this Lease shall not be entitled to compensation for any inconvenience, nuisance or discomfort thereby occasioned; provided that nevertheless the Landlord will use its best efforts to maintain services essential to the use and enjoyment of the Leased Premises and provided further that if the Landlord shall be prevented, delayed or restricted in the fulfillment of any such obligation hereunder by reason of any of the circumstances set out in sub-paragraph (c) of this Paragraph 16 and to fulfill such obligation could not, in the reasonable opinion of the Landlord, be completed without substantial additions to or renovations of the Property, the Landlord may on sixty (60) days’ written notice to the Tenant terminate this Lease.

Waiver

17.                            If either the Landlord or the Tenant shall overlook, excuse, condone or suffer any default, breach, non-observance, improper compliance or non-compliance by the other of any obligation hereunder, this shall not operate as a waiver of such obligation in respect of any continuing or subsequent default, breach, or non-observance, and no such waiver shall be implied but shall only be effective if expressed in writing.

Sale, Demolition
and Renovation

18.                            (a)          The term “Landlord” as used in this Lease, means only the owner for the time being of the Property, so that in the event of any sale or sales or transfer or transfers of the Property, or the making of any lease or leases thereof, or the sale or sales or the transfer or transfers or the assignment or assignments of any such lease or leases, previous landlords shall be and hereby are relieved of all covenants and obligations of Landlord hereunder, provided that, any successor landlord pursuant to a voluntary, third-party transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed Landlord’s obligations under this Lease either by contractual obligation, assumption agreement or by operation of law. It shall be deemed and construed without further agreement

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between the parties, or their successors in interest, or between the parties and the transferee or acquirer, at any such sale, transfer or assignment, or lessee on the making of any such lease, that the transferee, acquirer or lessee has assumed and agreed to carry out any and all of the covenants and obligations of Landlord hereunder to Landlord’s exoneration, and Tenant shall thereafter be bound to and shall attorn to such transferee, acquirer or lessee, as the case may be, as Landlord under this Lease.

Public Taking

19.         The Landlord and Tenant shall co-operate, each with the other, in respect of any Public Taking of the Leased Premises or any part thereof so that the Tenant may receive the maximum award to which it is entitled in law for relocation costs and business interruption and so that the Landlord may receive the maximum award for all other compensation arising from or relating to such Public Taking (including all compensation for the value of the Tenant’s leasehold interest subject to the Public Taking) which shall be the property of the Landlord, and the Tenant’s rights to such compensation are hereby assigned to the Landlord. if the whole or any part of the Leased Premises is Publicly Taken, as between the parties hereto, their respective rights and obligations under this Lease shall continue until the day on which the Public Taking authority takes possession thereof. If the whole or any part of the Leased Premises is Publicly Taken, the Landlord shall have the option, to be exercised by written notice to the Tenant, to terminate this Lease and such termination shall be effective on the day the Public Taking authority takes possession of the whole or the portion of the Property Publicly Taken. Rent and all other payments shall be adjusted as of the date of such termination and the Tenant shall, on the date of such Public Taking, vacate the Leased Premises and surrender the same to the Landlord, with the Landlord having the right to re-enter and re-possess the Leased Premises discharged of this Lease and to remove all persons therefrom. In this Paragraph 19, the words “Public Taking” shall include expropriation and condemnation, and shall also include a sale by Landlord to an authority with powers of expropriation, condemnation or taking, in lieu of or under threat of expropriation or taking; and “Publicly Taken” shall have a corresponding meaning. Notwithstanding anything to the contrary set forth in this Paragraph 19, Tenant hereby waives any and all rights that Tenant might otherwise have pursuant to Sections 1265.110, 1265.120, 1265.130 and/or 1265.140, et seq. (and otherwise in connection therewith) from the California Code of Civil Procedure, as may be amended or supplemented from time to time.

Recording of
Lease

20.         The Tenant agrees with the Landlord not to register nor record this Lease in any recording office and not to register nor record notice of this Lease in any form without the prior written consent of the Landlord. If such consent is provided such notice of Lease or caveat shall be in such form as the Landlord shall have approved and upon payment of the Landlord’s reasonable fee for same and all applicable transfer or recording taxes or charges. The Tenant shall remove and discharge at Tenant’s expense any such registration and/or recording; or any such notice or caveat, at the expiry or earlier termination of the Term, and in the event of Tenant’s failure to so remove or discharge such notice or caveat after ten (10) days’ written notice by Landlord to Tenant, the Landlord may in the name and on behalf of the Tenant execute a discharge of such a notice or caveat in order to remove and discharge such notice of caveat and for the purpose thereof the Tenant hereby irrevocably constitutes and appoints any officer of the Landlord the true and lawful attorney of the Tenant.

Entire
Agreement

21.         The parties acknowledge that there are no covenants, representations, warranties, agreements or conditions express or implied, collateral or otherwise forming part of or in any way affecting or relating to this Lease save as expressly set out in this Lease and Schedules attached hereto and that this Lease and such Schedules constitute the entire agreement between the Landlord and the Tenant and may not be modified except as herein explicitly provided or except by agreement in writing executed by the Landlord and the Tenant.

Notices

22.        Any notice, advice, document or writing required or contemplated by any provision hereof shall be given in writing and if to the Landlord, either delivered personally to an officer of the Landlord or mailed by prepaid mail or by reputable overnight courier (e.g., Federal Express, UPS, DHL) addressed to the Landlord at the said local office address of the Landlord as stated below, and if to the Tenant, either delivered personally to the Tenant (or to an officer of the Tenant, if a corporation) or mailed by prepaid mail addressed to the Tenant at the Property, or if an address of the Tenant is shown in the description of the Tenant, to such address as stated below. Every such notice, advice, document or writing shall be deemed to have been given when delivered personally, or if mailed as aforesaid, upon the fifth day after being mailed, or if delivered by overnight courier as set forth herein, upon the date of receipt evidenced by such courier’s customary records. The Landlord may from time to time by notice in writing to the

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Tenant designate another address as the address to which notices are to be mailed to it, or specify with greater particularity the address and persons to which such notices are to be mailed and may require that copies of notices be sent to an agent designated by it. The Tenant may from time to time by notice in writing to the Landlord, designate another address as the address to which notices are to be mailed to it, or specify with greater particularity the address to which such notices are to be mailed.

NOTICES TO LANDLORD:	John Hancock Life Insurance Company (U.S.A.)
c/o Manulife Financial -
Los Angeles Real Estate Office
865 South Figueroa Street, Suite 3320
Los Angeles, California 90017
Attn: Property Director

NOTICES TO TENANT:	LegalZoom.com, Inc.
101 North Brand Boulevard, 11th Floor
Glendale, California 91203
Attn: General Counsel

Notwithstanding anything to the contrary set forth in this Lease with respect to the Tenant’s notice address, the Landlord does not waive and shall not be deemed to have waived any right it may have to deliver notice in accordance with any applicable statute.

Interpretation

23.         In this Agreement “herein”, “hereof”, “hereby”, “hereunder”, “hereto”, “hereinafter” and similar expressions refer to this Lease and not to any particular paragraph, clause or other portion thereof, unless there is something in the subject matter or context inconsistent therewith; and the parties agree that all of the provisions of this Lease are to be construed as covenants and agreements as though words importing such covenants and agreements were used in each separate paragraph hereof, and that should any provision or provisions of this Lease be illegal or not enforceable it or they shall be considered separate and severable from the Lease and its remaining provisions shall remain in force and be binding upon the parties hereto as though the said provision or provisions had never been included, and further that the captions appearing for the provisions of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease or of any provisions hereof.

Extent of Lease
Obligations

24.         This Agreement and everything herein contained shall inure to the benefit of and be binding upon the respective heirs, executors, administrators, successors, assigns and other legal representatives, as the case may be, of each and every of the parties hereto, subject to the granting of consent by the Landlord to any assignment or sublease, and every reference herein to any party hereto shall include the heirs, executors, administrators, successors, assigns and other legal representatives of such party, and where there is more than one tenant or there is a male or female party the provisions hereof shall be read with all grammatical changes thereby rendered necessary and all covenants shall be deemed joint and several.

Limitation on
Liability

25.         Notwithstanding any other provision of this Lease to the contrary, it is expressly understood and agreed that the total liability of Landlord arising out of or in connection with this Lease, the relationship of the Landlord and Tenant hereunder and/or Tenant’s use of the Leased Premises will be limited to the estate of Landlord in the Property. For purposes hereof, “the estate of Landlord in the Property” shall include rents due from tenants, insurance proceeds, proceeds from condemnation or eminent domain proceedings, and proceeds from the sale of the Property (prior to the distribution of same to any partner or shareholder of landlord or any other third party); provided, however, that with respect to proceeds from the sale of the Property, the Landlord’s liability shall extend only to adjudicated claims which arise during the Landlord’s period of ownership and during the Term of this Lease but only after the Landlord first applies any such sale proceeds to any outstanding mortgages and/or any other encumbrances existing upon or otherwise affecting the Property (including any ground lease payments) and any tax liability respecting the Property. No other property or asset of Landlord or any partner, officer, director, shareholder or owner of Landlord will be subject to judgment. levy, execution and/or other enforcement proceedings or other judicial process for the satisfaction of any judgment or any other right or remedy of Tenant arising

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out of or in connection with this Lease, the relationship of Landlord and Tenant hereunder and/or Tenant’s use of the Leased Premises.

Waiver of Jury
Trial

26.         TO THE EXTENT PERMITTED BY APPLICABLE LAW, TENANT AND LANDLORD HEREBY WAIVE TRIAL BY JURY IN ANY CLAIM, ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT AND/OR TENANT’S USE AND OCCUPANCY OF THE LEASED PREMISES.

Choice of Law/
Neutrality

27.        (a)        This Lease shall be construed and enforced in accordance with the laws of the State of California without regard to choice of law principles. Landlord and Tenant hereby consent and agree to the jurisdiction of the state or federal courts sitting in the County of San Francisco, State of California, and waive any objection based on venue or forum non conveniens with respect to any action instituted herein, and further agree that any dispute concerning the relationship between the parties hereto or this Lease, or otherwise, shall be heard only in the courts described above.

(b)        In addition, this Lease will be construed without regard to any presumption or other rule requiring construction against the party drafting the document, and shall be construed neither for nor against Landlord or Tenant, but will be given a reasonable interpretation in accordance with the plain meaning of its terms and the intent of the parties hereto.

(c)        This Lease will have no binding force or effect until its execution and delivery by both Landlord and Tenant.

Patriot Act Disclosure.

28.         Notwithstanding anything to the contrary set forth herein, it shall be a material and non-curable breach and default of this Lease, providing for Landlord’s immediate termination of same upon Landlord’s written notice to Tenant (at Landlord’s sole and absolute discretion), in the event that: (a) Tenant is, or was at any time, subject to sanctions of the United States government in violation of any Federal, State, municipal or local laws, statutes codes, ordinances, orders, decrees, rules or regulations and/or any and all other Applicable Laws relating to terrorism or money laundering, including, without limitation, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”) and/or the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56, et. seq., the “Patriot Act”), as may be amended or supplemented from time to time; and/or (b) Tenant is, or ever was at any time, a “Prohibited Person”, which term is defined as follows: (i) a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (ii) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions, of the Executive Order; (iii) a person or entity with whom Landlord is prohibited from dealing or otherwise engaging in any transaction by any terrorism or anti-money laundering law, including the Executive Order and/or the Patriot Act; (iv) a person or entity who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; (v) a person or entity that is named as a “specially designated national and/or blocked person” on the most-current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other official replacement publication of such list.

Transportation,
Environmental
Sustainability and
Energy Savings

29.         Tenant will also, at Tenant’s cost and expense (to be billed to Tenant as a part of Operating Costs), fully comply with all present or future mandatory or necessary programs intended to accomplish savings in resources, achieve certain energy efficiency benchmarks and/or certifications, reduce waste, improve efficiency of utilities, implement alternative energy policies, monitor utility use, source reduction and recycling, pollution reduction, improve efficiency and sustainability of waste storage and transport, and train its staff in connection with the foregoing. Such programs may include, without limitation: (i) programs to achieve LEED certification, ENERGY STAR ratings, and/or other certifications, ratings or qualifications; (ii) setting and complying with flow rates and flush volumes for

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water use; (iii) irrigation systems set at the lowest rate to keep plants healthy, use of grey water or on-site treated water, and use of rain gauges and/or soil moisture sensors; (iv) installation of occupancy or motion sensors and coordination thereof to reduce utility use; (v) Landlord having the right to hire an engineer for a Building study or studies to increase Building system performance and reduce energy use; (vi) retrofits and improvements (such as solar panels and other harnessers of renewable sources of energy) to optimize energy performance and Building efficiency; (v) establishment by Landlord and compliance by Tenant with an energy optimization plan, which may include, without limitation, monitoring and reporting requirements and recalibration of service levels; (vi) procurement of renewable energy through use of on-site technology or through the use or procurement of green power from a utility provider; (vii) installation and repair and replacement of metering; (viii) preventive maintenance with respect to Building systems; (ix) linking of systems (including, without limitation, Tenant’s systems) to Landlord’s systems if requested by Landlord in order to accomplish energy management, workspace environmental management and other related goals; (x) maintaining a record with respect to the amount, type, transportation, and ultimate place of disposal of waste; (xi) separation/segregation (including composting) of waste material and implementing different systems for each type of waste; (xi) Landlord establishing and Tenant complying with rules for storage and use of chemicals; and/or (xii) reduction of mercury in the Building by use of low mercury lamps.

Asbestos
Notification

30.         Prior to the Effective Date, Tenant acknowledges and agrees that it has reviewed the asbestos notification attached hereto as Schedule “Q” and incorporated herein by this reference, pursuant to California Health and Safety Code Sections 25915, et seq. (as amended from time to time) (collectively, the “Connelly Act”), disclosing the existence of asbestos and/or asbestos containing materials in the Building (but not within the Leased Premises). As part of Tenant’s obligations under this Lease, Tenant will comply with the Connelly Act, including providing copies of Landlord’s asbestos notification hereunder to all of Tenant’s “employees” and “owners”)(as those terms are defined in the Connelly Act). In the event that during the construction and completion of any Tenant’s Work hereunder, if at all, and/or any further Leasehold Improvements to be constructed and completed by Tenant under this Lease, Tenant discovers asbestos and/or asbestos containing materials in the Leased Premises, Tenant will immediately cease the performance of all of Tenant’s construction and notify Landlord as to the discovery of such asbestos and/or asbestos containing materials.

Signage

31.         Landlord shall provide and install, at Landlord’s sole cost and expense, the initial signage for Tenant in (a) the main Building lobby directory (which signage shall include the names of the principals of the Tenant), (b) the eighth (8th) floor elevator lobby, and (c) at the entry to the Leased Premises. Such signage (and any replacement or modification thereof) shall consist of Building standard materials and shall comply with Landlord’s then current Building specifications. Any required maintenance, repair or changes (which changes shall be subject to Landlord’s prior written approval) to such signage shall be performed by Landlord at Tenant’s sole cost and expense, which costs shall paid to Landlord as Rent hereunder within ten (10) business days of Landlord’s written demand. At Landlord’s option, upon the expiration or earlier termination of this Lease, Tenant shall, at Tenant’s sole cost and expense, remove any such signage and repair any damage to the Building caused by such signage.

Access

32.         Tenant shall have access to the Building and the Leased Premises for Tenant and its employees 24 hours per day/7 days per week, subject to compliance with applicable laws, the terms of this Lease and such security or monitoring systems as Landlord may reasonably impose, including. without limitation, sign-in procedures and/or presentation of identification cards to the extent applicable.

Schedules

33.         The provisions of the following Schedules, and the Agreement, attached hereto shall form part of this Lease as if the same were embodied herein:

Schedule “A”	-	Legal Description of Property
Schedule “B”	-	Measurement of Rentable Area
Schedule “B-1”	-	Location of Leased Premises
Schedule “C”	-	Taxes Payable by Landlord and Tenant
Schedule “D”	-	Services and Costs
Schedule “E”	-	Rules and Regulations
Schedule “F”	-	Leasehold Improvements
Schedule “H”	-	Option to Renew
Schedule “I”	-	Right of First Offer to Lease
Schedule “Q”	-	Asbestos Notification

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date set forth above. I/We have the authority to bind the corporation.

“Landlord”:

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.) (a wholly owned subsidiary of Manulife Financial Corporation), a Massachusetts corporation

By:	/s/ Thomas A. Patton
Thomas A. Patton
Assistant Vice President and
Managing Director - Western U.S

“Tenant”:

LEGALZOOM.COM, INC. a Delaware corporation

	By:	/s/ John Suh
	Name:	John Suh
	Its:	CEO

By:
Name:
Its:

SCHEDULE “A”

(Legal Description of Property)

LEGAL
DESCRIPTION OF THE PROPERTY

Land situated in the City of San Francisco, County of San Francisco, State of California, described as follows:

PARCEL ONE:

BEGINNING AT THE POINT OF INTERSECTION OF THE SOUTHEASTERLY LINE OF MARKET STREET WITH THE FORMER SOUTHWESTERLY LINE OF ECKER STREET AS SAID ECKER STREET EXISTED PRIOR TO THE VACATION OF A PORTION THEREOF BY ORDINANCE NO. 153-71 ADOPTED BY THE BOARD OF SUPERVISORS OF THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA ON JUNE 14, 1971 AND APPROVED BY THE MAYOR ON JUNE 18, 1971; RUNNING THENCE SOUTHWESTERLY ALONG SAID LINE OF MARKET STREET, 185 FEET AND 7 INCHES TO A POINT DISTANCE THEREON 354 FEET AND 11 INCHES NORTHEASTERLY FROM THE NORTHEASTERLY LINE OF SECOND STREET; THENCE SOUTHEASTERLY, AT A RIGHT ANGLE TO SAID SOUTHEASTERLY LINE OF MARKET STREET, 155 FEET AND 1-1/4 INCHES TO THE NORTHWESTERLY LINE OF STEVENSON STREET; THENCE AT A RIGHT ANGLE, NORTHEASTERLY ALONG SAID LINE OF STEVENSON STREET, 185 FEET AND 7 INCHES TO SAID FORMER SOUTHWESTERLY LINE OF ECKER STREET; THENCE AT A RIGHT ANGLE, NORTHWESTERLY ALONG SAID FORMER LINE OF ECKER STREET, 155 FEET AND 1-1/4 INCHES TO THE POINT OF BEGINNING.

BEING A PORTION OF 100 VARA BLOCK NO. 346.

PARCEL TWO:

BEGINNING AT A POINT ON THE SOUTHEASTERLY LINE OF MARKET STREET, DISTANCE THEREON 290 FEET AND 6 INCHES NORTHEASTERLY FROM THE NORTHEASTERLY LINE OF SECOND STREET; RUNNING THENCE NORTHEASTERLY ALONG SAID SOUTHEASTERLY LINE OF MARKET STREET, 64 FEET AND 5 INCHES; THENCE AT A RIGHT ANGLE, SOUTHEASTERLY 155 FEET AND 1-1/4 INCHES TO THE NORTHWESTERLY LINE OF STEVENSON STREET; THENCE AT A RIGHT ANGLE, SOUTHWESTERLY AND ALONG SAID LINE OF STEVENSON STREET, 64 FEET AND 5 INCHES; THENCE AT A RIGHT ANGLE, NORTHWESTERLY 155 FEET AND 1-1/4 INCHES TO THE POINT OF BEGINNING.

BEING A PORTION OF 100 VARA BLOCK NO. 346.

PARCEL THREE:

BEGINNING AT A POINT ON THE SOUTHEASTERLY LINE OF MARKET STREET, DISTANCE THEREON 190 FEET NORTHEASTERLY FROM THE NORTHEASTERLY LINE OF SECOND STREET; RUNNING THENCE NORTHEASTERLY ALONG SAID

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SCHEDULE A - 1

SOUTHEASTERLY LINE OF MARKET STREET, 100 FEET AND 6 INCHES; THENCE AT A RIGHT ANGLE, SOUTHEASTERLY 155 FEET AND 1-1/4 INCHES TO THE NORTHWESTERLY LINE OF STEVENSON STREET; THENCE AT A RIGHT ANGLE, SOUTHWESTERLY ALONG SAID LINE OF STEVENSON STREET, 100 FEET AND 6 INCHES; THENCE AT A RIGHT ANGLE, NORTHWESTERLY 155 FEET AND 1-1/4 INCHES TO THE POINT OF BEGINNING.

BEING A PORTION OF 100 VARA BLOCK NO. 346.

PARCEL FOUR:

A PERPETUAL NON-EXCLUSIVE EASEMENT TO USE A RIGHT OF WAY FOR PEDESTRIAN TRAFFIC OVER:

COMMENCING AT A POINT ON THE SOUTHEASTERLY LINE OF MARKET STREET, AT A POINT DISTANCE THEREON 260 FEET SOUTHWESTERLY FROM THE SOUTHWESTERLY LINE OF FIRST STREET, WHICH POINT IS THE POINT OF INTERSECTION OF THE SAID LINE OF MARKET STREET WITH THE NORTHEASTERLY LINE OF ECKER STREET; THENCE SOUTHEASTERLY ALONG SAID LINE OF ECKER STREET, 155 FEET, 2-1/2 INCHES TO THE NORTHWESTERLY LINE OF STEVENSON STREET; THENCE SOUTHWESTERLY ALONG SAID LINE OF STEVENSON STREET, 25 FEET TO THE SOUTHWESTERLY LINE OF ECKER STREET; THENCE NORTHWESTERLY ALONG SAID LAST MENTIONED LINE OF ECKER STREET, 155 FEET, 2-1/2 INCHES TO THE SOUTHEASTERLY LINE OF MARKET STREET; THENCE NORTHEASTERLY ALONG SAID LAST MENTIONED LINE, 25 FEET TO THE POINT OF COMMENCEMENT.

BEING PORTIOS OF 100 VARA LOTS 19 AND 20 IN BLOCK 346.

PARCEL FIVE:

A PERPETUAL NON-EXCLUSIVE EASEMENT FOR ALLOWING INGRESS AND EGRESS OF VEHICULAR TRAFFIC TO AND FROM A SERVICE ENTRANCE IN STANDARD’S BUILDING, OVER THE SOUTHEASTERLY 40 FEET, 3 INCHES OF:

COMMENCING AT A POINT ON THE SOUTHEASTERLY LINE OF MARKET STREET, AT A POINT DISTANCE THEREON 260 FEET SOUTHWESTERLY FROM THE SOUTHWESTERLY LINE OF FIRST STREET, WHICH POINT IS THE POINT OF INTERSECTION OF THE SAID LINE OF MARKET STREET WITH THE NORTHEASTERLY LINE OF ECKER STREET; THENCE SOUTHEASTERLY ALONG SAID LINE OF ECKER STREET, 155 FEET, 2-1/2 INCHES TO THE NORTHWESTERLY LINE OF STEVENSON STREET; THENCE SOUTHWESTERLY ALONG SAID LINE OF STEVENSON STREET, 25 FEET TO THE SOUTHWESTERLY LINE OF ECKER STREET; THENCE NORTHWESTERLY ALONG SAID LAST MENTIONED LINE OF ECKER STREET, 155 FEET, 2-1/2 INCHES TO THE SOUTHEASTERLY LINE OF MARKET STREET; THENCE NORTHEASTERLY ALONG SAID LAST MENTIONED LINE, 25 FEET TO THE POINT OF COMMENCEMENT.

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SCHEDULE A - 2

BEING PORTIONS OF 100 VARA LOTS 19 AND 20 IN BLOCK 346.

PARCEL SIX:

A PERPETUAL NON-EXCLUSIVE RIGHT OF WAY UNDER THE SURFACE OF AND THROUGH THE BELOW DESCRIBED LAND IN ITS ENTIRETY, FOR THE PURPOSE OF LAYING, CONSTRUCTING, MAINTAINING, OPERATING, REPAIRING, RENEWING, CHANGING THE SIZE, QUALITY, QUANTITY OR LOCATION OF WATER, SEWAGE, DRAINAGE AND OTHER UTILITY LINES, PIPES AND CONDUCTORS, INCLUDING, BUT NOT LIMITED TO, POWER LINES AND CONDUCTORS OF ALL TYPES, AND COMMUNICATIONS LINES AND CONDUCTORS OF ALL TYPES, BOTH THOSE NOW IN EXISTENCE AND ANY ADDITIONAL ONES THAT STANDARD IN ITS DISCRETION MAY WISH TO INSTALL IN THE FUTURE:

COMMENCING AT A POINT ON THE SOUTHEASTERLY LINE OF MARKET STREET, AT A POINT DISTANCE THEREON 260 FEET SOUTHWESTERLY FROM THE SOUTHWESTERLY LINE OF FIRST STREET, WHICH POINT IS THE POINT OF INTERSECTION OF THE SAID LINE OF MARKET STREET WITH THE NORTHEASTERLY LINE OF ECKER STREET; THENCE SOUTHEASTERLY ALONG SAID LINE OF ECKER STREET, 155 FEET, 2-1/2 INCHES TO THE NORTHWESTERLY LINE OF STEVENSON STREET; THENCE SOUTHWESTERLY ALONG SAID LINE OF STEVENSON STREET, 25 FEET TO THE SOUTHWESTERLY LINE OF ECKER STREET; THENCE NORTHWESTERLY ALONG SAID LAST MENTIONED LINE OF ECKER STREET, 155 FEET, 2-1/2 INCHES TO THE SOUTHEASTERLY LINE OF MARKET STREET; THENCE NORTHEASTERLY ALONG SAID LAST MENTIONED LINE, 25 FEET TO THE POINT OF COMMENCEMENT.

BEING PORTIONS OF 100 VARA LOTS 19 AND 20 IN BLOCK 346.

PARCEL SEVEN:

A PERPETUAL EXCLUSIVE EASEMENT UNDER THE SURFACE OF AND THROUGH THE LAND HEREIN DESCRIBED BELOW FOR THE PURPOSE OF MAINTAINING, OPERATING, REPAIRING AND RENEWING THE UNDERGROUND ROOMS AND STORAGE AREAS TOGETHER WITH THE RIGHT OF INGRESS AND EGRESS OVER AND THROUGH THE SAME FOR THE ABOVE PURPOSES:

COMMENCING AT A POINT TO THE SOUTHEASTERLY LINE OF MARKET STREET, AT A POINT DISTANCE THEREON 260 FEET SOUTHWESTERLY FROM THE SOUTHWESTERLY LINE OF FIRST STREET, WHICH POINT IS THE POINT OF INTERSECTION OF THE SAID LINE OF MARKET STREET WITH THE NORTHEASTERLY LINE OF ECKER STREET; THENCE SOUTHEASTERLY ALONG SAID LINE OF ECKER STREET, 155 FEET, 2-1/2 INCHES TO THE NORTHWESTERLY LINE OF STEVENSON STREET; THENCE SOUTHWESTERLY ALONG SAID LINE OF STEVENSON STREET, 25 FEET TO THE SOUTHWESTERLY LINE OF ECKER STREET; THENCE NORTHWESTERLY ALONG SAID LAST MENTIONED LINE OF ECKER STREET, 155 FEET, 2-1/2 INCHES TO THE SOUTHEASTERLY LINE OF MARKET

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SCHEDULE A - 3

STREET; THENCE NORTHEASTERLY ALONG SAID LAST MENTIONED LINE, 25 FEET TO THE POINT OF COMMENCEMENT.

BEING PORTIONS OF 100 VARA LOTS 19 AND 20 IN BLOCK 346.

PARCEL EIGHT:

A PERPETUAL EASEMENT FOR THE PURPOSE OF CONTINUING THE LIGHT AND AIR OVER AND ACROSS THE LAND HEREIN DESCRIBED BELOW IN ITS ENTIRETY:

COMMENCING AT A POINT ON THE SOUTHEASTERLY LINE OF MARKET STREET, AT A POINT DISTANCE THEREON 260 FEET SOUTHWESTERLY FROM THE SOUTHWESTERLY LINE OF FIRST STREET, WHICH POINT IS THE POINT OF INTERSECTION OF THE SAID LINE OF MARKET STREET WITH THE NORTHEASTERLY LINE OF ECKER STREET; THENCE SOUTHEASTERLY ALONG SAID LINE OF ECKER STREET, 155 FEET, 2-1/2 INCHES TO THE NORTHWESTERLY LINE OF STEVENSON STREET; THENCE SOUTHWESTERLY ALONG SAID LINE OF STEVENSON STREET, 25 FEET TO THE SOUTHWESTERLY LINE OF ECKER STREET; THENCE NORTHWESTERLY ALONG SAID LAST MENTIONED LINE OF ECKER STREET, 155 FEET, 2-1/2 INCHES TO THE SOUTHEASTERLY LINE OF MARKET STREET; THENCE NORTHEASTERLY ALONG SAID LAST MENTIONED LINE, 25 FEET TO THE POINT OF COMMENCEMENT.

BEING PORTIONS OF 100 VARA LOTS 19 AND 20 IN BLOCK 346.

PARCELS FOUR, FIVE, SIX, SEVEN AND EIGHT WERE CREATED OF RECORD BY AN AGREEMENT BY AND BETWEEN STEVELAND, INC., A CALIFORNIA CORPORATION, ET AL., AND STANDARD OIL COMPANY OF CALIFORNIA, RECORDED SEPTEMBER 15, 1971, IN BOOK/REEL B559 OF OFFICIAL RECORDS, AT PAGE/IMAGE 746, RECORDS OF THE CITY AND COUNTY OF SAN FRANCISCO, CALIFORNIA.

LOT 057, BLOCK 3708 (AFFECTS PARCELS ONE AND TWO)

LOT 058, BLOCK 3708 (AFFECTS PARCEL THREE)

Property Name: Market Center

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SCHEDULE A - 4

SCHEDULE “B”

(Measurement of Rentable Area)

Single Tenant Floor:

The “Rentable Area” of a single tenant floor shall be computed by measuring from the inside finish of the permanent outer Building walls or from the glass line in accordance with the standards of the Building established by the Landlord. Rentable Area shall include all areas within outside walls or glass line less stairs (but including stair landings where they provide access to washrooms, storage rooms, etc.), elevator shafts, flues, pipe shafts, vertical ducts, and their enclosing walls. Washrooms, janitor rooms, on-floor storage rooms, telephone rooms, electrical closets shall be included in the Rentable Area. Where the space on both sides of a wall is Rentable Area, the wall is to be included in the Rentable Area. No deductions shall be made for columns and projections necessary to the Building.

Multi-Tenant Floor:

The Rentable Area of a multi-tenant floor tenant shall be computed by multiplying such portion of the Usable Area (as set out below) allocated to the multi-tenant floor tenant by the ratio of the total Rentable Area of the floor to the total Usable Area of the floor.

The “Usable Area” of a multi-tenant floor is the Rentable Area of a single tenant floor less the area of the Normal Corridor (as set out below), washrooms, janitor closets, telephone rooms, electrical closets, air conditioning rooms and their enclosing walls.

The Usable Area of the multi-tenant floor tenant shall be computed by measuring from the inside finish of the permanent outer Building Wall or from the glass line to the Usable Area side of the Normal Corridor and/or other permanent partitions and to the center line of partitions which demise tenant areas.

The “Normal Corridor” is the minimum corridor permitted by the applicable code, yet practical for leasing purposes. For example, although the code may permit a 42 inch wide corridor, for aesthetic reasons or because of grid restrictions, the corridor might well be 4’6” or 5’0” wide. Once the corridor dimensions have been established they shall remain unchanged and marked on the master plan showing all dimensions used to calculate Rentable Area and Usable Area.

The ground floor is measured as Usable Area.

If the Normal Corridor is extended to provide a multi-tenant floor tenant access to its space, the area of the corridor extension is included in that tenant’s Usable Area or allocated proportionately to the multi-tenant floor tenants benefiting from the extension of the Normal Corridor.

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Property Name: Market Center

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SCHEDULE B - 1

SCHEDULE “C”

Taxes Payable by Landlord and Tenant

Tenant’s Taxes

1.           (a)           The Tenant covenants to pay all Tenant’s Taxes (as defined below), prior to delinquency.

Where any Tenant’s Taxes are payable by the Landlord to the relevant taxing authorities, the Tenant covenants to pay the amount thereof to the Landlord.

(b)           The Tenant covenants to pay the Landlord the Tenant’s Proportionate Share of the excess of the amount of the Landlord’s Taxes (as defined below) in each Fiscal Period over the Landlord’s Taxes in the “Base Year” (as hereinafter defined).

(c)           The Tenant covenants to pay to the Landlord the Tenant’s Proportionate Share of the actual and out of pocket costs and expenses (including legal and other professional fees and interest and penalties on deferred payments) incurred in good faith by the Landlord in contesting, resisting or appealing any of the Taxes. In the event that during the Term Landlord receives any Tax credit or Tax rebate from any public authority with respect to the Leased Premises to the extent applicable to the Term and of which Tenant has paid Tenant’s Proportionate Share, Tenant shall be entitled to a rent credit or, at Landlord’s option, refund of Tenant’s Proportionate Share of such Tax credit or Tax rebate after first deducting any of Landlord’s costs and expenses in obtaining such Tax credit or Tax rebate. Such rent credit or refund, at Landlord’s option, shall be credited against future installments of additional rent or refunded to Tenant within forty-five (45) days of Landlord’s receipt of the Tax credit or Tax rebate.

Landlord’s Taxes

(d)        The Landlord covenants to pay all Landlord’s Taxes subject to the payments on account of Landlord’s Taxes required to be made by the Tenant elsewhere in this Lease. The Landlord may appeal any official assessment or the amount of any Taxes or other taxes based on such assessment and relating to the Property. In connection with any such appeal, the Landlord may defer payment of any Taxes or other taxes, as the case may be, payable by it to the extent permitted by law, and the Tenant shall co-operate with the Landlord and provide the Landlord with all relevant information reasonably required by the Landlord in connection with any such appeal. For purposes of determining total “Taxes” hereunder and Tenant’s liability to contribute thereto, Taxes shall exclude any fines or penalties incurred by Landlord as a result of any such appeal.

Separate Allocation

(e)        In the event that the Landlord is unable to obtain from the taxing authorities any separate allocation of Landlord’s Taxes, Tenant’s Taxes or assessment as required by the Landlord to make calculations of Additional Rent under this Lease, such allocation shall be made by the Landlord acting reasonably and in good faith and shall be conclusive.

Information

(f)         Whenever requested by the Landlord, the Tenant shall deliver to it receipts for payment of all the Tenant’s Taxes and furnish such other information in connection therewith as the Landlord may reasonably require.

Tax Adjustment

(g)        If the Building has not been taxed as a completed and fully occupied building for any Fiscal Period, the Landlord’s Taxes will be determined by the Landlord as if the Building had been taxed as a completed building fully occupied by commercial tenants for any such Fiscal Period.

Notwithstanding anything to the contrary set forth in this Lease, the amount of Taxes for the Base Year and any subsequent year of the Term of this Lease shall be calculated without taking into account any decreases in real estate taxes obtained in connection with Proposition 8 (Revenue and Taxation Code section 51), and, therefore, Taxes in the Base Year and/or any subsequent year of the Term may be greater than those actually incurred by Landlord, but shall, nonetheless, be the amount of Taxes for purposes of this Lease, and tax refunds under Proposition 8 shall not be deducted from Taxes, but rather shall be the sole property of Landlord. Landlord and Tenant acknowledge that this paragraph is not intended to in any way affect the inclusion in Taxes of the statutory 2% annual increase imposed by the county Assessor’s Office (as such statutory increase may be modified by subsequent legislation).

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SCHEDULE C - 1

Definition

2.           In this Lease:

(a)        “Landlord’s Taxes” shall mean the aggregate of all Taxes attributable to the Property, the Rent or the Landlord in respect thereof and including, without limitation, any amounts imposed, assessed, levied or charged in substitution for or in lieu of any such Taxes, but excluding such taxes as capital gains taxes, corporate income, profit or excess profit taxes to the extent such taxes are not levied in lieu of any of the foregoing against the Property or the Landlord in respect thereof;

(b)        “Taxes” shall mean all taxes, rates, duties, levies, fees, charges, local improvement rates, capital taxes, rental taxes and assessments whatsoever including fees, rents, and levies for air rights and encroachments on or over municipal property imposed, assessed, levied or charged by any school, municipal, regional, state, provincial, federal, parliamentary or other body, corporation, authority, agency or commission provided that any such local improvements rates, assessed and paid prior to or in the Base Year shall be excluded from the Base Year and any year during the Term and provided further that “Taxes” shall not include any special utility, levies, fees or charges imposed, assessed, levied or charged which are directly associated with initial construction of the Property or any tax penalties incurred solely as a result of the Landlord’s failure to timely pay prior to delinquency any of the Landlord’s Taxes.

(c)        “Tenant’s Taxes” shall mean the aggregate of:

(i)   all Taxes (whether imposed upon the Landlord or the Tenant) attributable to the personal property, trade fixtures, business, income, occupancy or sales of the Tenant or any other occupant of the Leased Premises, and to any Leasehold Improvements or fixtures installed by or on behalf of the Tenant within the Leased Premises, and to the use by the Tenant of any of the Property; and

(ii)  the amount by which Taxes (whether imposed upon the Landlord or the Tenant) are increased above the Taxes which would have otherwise been payable as a result of the Leased Premises or the Tenant or any other occupant of the Leased Premises being taxed or assessed in support of separate schools; and

(d)        “Tenant’s Proportionate Share” shall mean decimal one decimal two one five percent (1.215%) subject to adjustment as determined solely by the Landlord and notified to the Tenant in writing for physical increases or decreases in the total Rentable Area of the Property provided that total rentable area of the Property and the Rentable Area of the Leased Premises shall exclude areas designated (whether or not rented) for parking and for storage.

(e)        “Base Year” as used in this Schedule shall mean calendar year 2012.

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SCHEDULE C - 2

SCHEDULE “D”

Services and Costs

Interior Climate
Control

1.           The Landlord covenants with the Tenant:

(a)        To maintain in the Leased Premises conditions of reasonable temperature and comfort in accordance with good standards applicable to normal occupancy of premises for office purposes subject to governmental regulations during hours to be determined by the Landlord (but to be at least the hours from 8:00 a.m. to 6:00 p.m. from Monday to Friday inclusive, excepting state and federal holidays and other holidays generally observed by Comparable Buildings) and such conditions to be maintained by means of a system for heating and cooling, filtering and circulating air (“HVAC”); the Landlord shall have no responsibility for any inadequacy of performance of the said system if the occupancy of the Leased Premises or the electrical power or other energy consumed on the Leased Premises for all purposes exceeds reasonable amounts as reasonably determined by the Landlord in good faith or the Tenant installs partitions or other installations in locations which interfere with the proper operation of the system of interior climate control or if the window covering on exterior windows is not kept fully closed. Subject to compliance with applicable laws, events of force majeure and Landlord’s normal and customary repair and maintenance of the Building, Landlord hereby agrees to provide after-hours HVAC service to Tenant upon Tenant’s request for which after-hours HVAC service Tenant shall be charged Landlord’s then-standard rate, which rate is subject to change from time to time (provided, however, that except to the extent actually so increased by third party utility providers, during the Term of the Lease, such Landlord’s standard rate shall not increase more than five percent (5%) per year, on a cumulative and compounding basis);

Janitor Service

(b)        To provide regular and recurring janitor and cleaning services to the Leased Premises and to common areas of the Building, consisting of reasonable services in accordance with the standards of Comparable Buildings;

Elevators,
Lobbies, etc.

(c)        To provide, keep available and maintain the following facilities for use by the Tenant and its employees and invitees in common with other persons entitled thereto:

(i)        passenger and freight elevator service to each floor upon which the Leased
Premises are located provided such service is installed in the Building and provided that the Landlord may reasonably prescribe the hours during which and the procedures under which freight elevator service shall be available and may limit the number of elevators providing service outside normal business hours;

(ii)       common entrances, lobbies, stairways and corridors giving access to the Building and the Leased Premises, including such other areas from time to time which may be provided by the Landlord for common use and enjoyment within the Property;

(iii)      the washrooms as the Landlord may assign from time to time which are standard to the Building, provided that the Landlord and the Tenant acknowledge that where an entire floor is leased to the Tenant or some other tenant the Tenant or such other tenant, as the case may be, may exclude others from the washrooms thereon.

Water

(d)        To provide water suitable for normal office use for the Leased Premises.

Electricity

2.           (a)         The Landlord covenants with the Tenant and the Tenant agrees and understands that the Landlord shall have the sole right to furnish electricity to the Leased Premises for normal office use for lighting and for office equipment capable of operating from the circuits available to the Leased Premises and standard to the Building. The Landlord shall furnish electricity for lights and outlets in the Leased Premises at all times and on all days (subject to compliance with applicable laws, interruptions in service by the utility providers, the Landlord’s normal and customary repair, maintenance and operations obligations with respect to the Building and events of force majeure) and electricity for the HVAC during hours to be determined by the Landlord (but to be at least the hours from 8:00 a.m. to 6:00 p.m. from Monday to Friday inclusive with the exception of holidays, Saturdays and Sundays) and during such other hours that the Tenant elects at its sole cost and expense subject to governmental regulations. Notwithstanding the foregoing, it is agreed and understood that if the electricity to the Leased Premises is separately metered the

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SCHEDULE D - 1

Landlord shall have the sole right to furnish said electricity but the Tenant shall pay for its use of such separately metered electricity;

(b)        The amount of electricity consumed on the Leased Premises in excess of electricity reasonably required by the Tenant for normal office use shall be as determined by the Landlord acting reasonably or by a sub metering device for energy allocation purposes to be installed by the Tenant at the Tenant’s expense. The Tenant shall pay the Landlord for any such excess electricity on demand.

(c)        The Tenant covenants to pay to the Landlord the Tenant’s Proportionate Share of increase in all electricity consumed on the Property above the Base Year (except the amounts recovered from and paid by tenants separately metered).

(d)        In calculating electricity costs for any Fiscal Period, if less than one hundred percent (100%) of Building is occupied by tenants, then the amount of such electricity costs shall be deemed for the purposes of this Schedule to be increased to an amount equal to the like electricity costs which normally would be expected by the Landlord to have been incurred had such occupancy been one hundred percent (100%) during such entire period.

3.           The Landlord shall maintain and keep in repair the facilities required for the provision of the interior climate control, elevator (if installed in the Building), and other services referred to in sub-paragraph (a) and (c) of paragraph 1 and sub-paragraph (a) of paragraph 2 of this Schedule in accordance with the standards of Comparable Buildings but reserves the right to stop the use of any of these facilities and the supply of the corresponding services when necessary by reason of accident or breakdown or during the making of repairs, alterations or improvements, in the reasonable judgment of the Landlord necessary or desirable to be made, until the repairs, alterations or improvements shall have been completed to the satisfaction of the Landlord. However, notwithstanding the foregoing, if the Leased Premises, or a material portion of the Leased Premises, are made untenantable for a period in excess of ten (10) consecutive business days solely as a result of an interruption, diminishment or termination of essential services or utilities servicing the Leased Premises and necessary for Tenant’s normal and customary operations due to Landlord’s gross negligence or willful misconduct and such interruption, diminishment or termination of services is otherwise reasonably within the control of Landlord to correct (a “Service Failure”), then Tenant, as its sole remedy, shall be entitled to receive an abatement of the monthly Basic Rent and Tenant’s Proportionate Share of Additional Rent payable hereunder during the period beginning on the eleventh (11th) consecutive business day of the Service Failure and ending on the day the interrupted service has been restored. If the entire Leased Premises have not been rendered untenantable by the Service Failure, the amount of abatement shall be equitably prorated.

Additional
Services

4.           (a)         The Landlord may (but shall not be obliged) on request of the Tenant supply services or materials to the Leased Premises and the Property which are not provided for under this Lease and which are used by the Tenant (the “Additional Services”) including, without limitation,

(i)       non-Building standard replacement of tubes and ballasts;

(ii)      carpet shampooing;

(iii)     window covering cleaning;

(iv)     locksmithing;

(v)      removal of bulk garbage;

(vi)     picture hanging; and

(vii)    special security arrangement.

(b)        When Additional Services are supplied or furnished by the Landlord, accounts therefor shall be rendered by the Landlord and shall be payable by the Tenant to the Landlord within ten (10) business days of Landlord’s written demand plus a five percent (5%) administrative fee. In the event the Landlord shall elect not to supply or furnish Additional Services, only persons with prior written approval by the Landlord (which approval shall not be unreasonably withheld) shall be permitted by the Landlord or the Tenant to supply or furnish Additional Services to the Tenant and the supplying and furnishing shall be subject to the reasonable rules fixed by the Landlord with which the Tenant undertakes to cause compliance and to comply.

Operating
Charges Payable

5.           (a)         The Tenant covenants to pay to the Landlord the Tenant’s Proportionate Share (as defined below) of the excess of the amount of the Operating Costs (as defined below) in each Fiscal Period over the Operating Costs in the “Base Year” (as hereinafter defined).

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SCHEDULE D - 2

(b)        Subject to the exclusions set forth in clause (c) below, in this Lease “Operating Costs” shall mean all costs incurred or which will be incurred by the Landlord discharging its obligations under this Lease and in the maintenance, operation, administration and management of the Property including without limitation:

(i)           cost of heating, ventilating and air-conditioning;

(ii)          cost of water and sewer charges;

(iii)         cost of insurance carried by the Landlord pursuant to Paragraph 9(a) of this Lease and cost of any deductible amount paid by the Landlord in connection with each claim made by the Landlord under such insurance;

(iv)         costs of building office expenses, including telephone, rent, stationery and supplies;

(v)          cost of fuel or other form of energy which are not separately metered and recovered or paid by tenants.;

(vi)         costs of all elevator and escalator (if installed in the Building) maintenance and operation;

(vii)        costs of operating staff, management staff and other administrative personnel, including salaries, wages, and fringe benefits;

(viii)       cost of providing security and costs of repair, maintenance and replacement of communications, fire and life safety systems serving the Property;

(ix)         cost of providing janitorial services, window cleaning, garbage and snow removal and pest control;

(x)          cost of supplies and materials;

(xi)         cost of decoration of common areas;

(xii)        cost of landscaping;

(xiii)       cost of maintenance and operation of the parking area and costs of operating, maintaining, repairing, and replacing all pedestrian and vehicular entrances and exits, passageways, driveways, tunnels, subway connections and delivery and holding areas used in connection with the Property;

(xiv)       cost of consulting, and professional fees including expenses;

(xv)        cost of replacements, additions and modifications unless otherwise included under paragraph 6, and cost of repair.

(c)        In this Lease there shall be excluded from Operating Costs the following:

(i)           interest on debt and capital retirement of debt;

(ii)          such of the Operating Costs as are recovered from insurance proceeds;

(iii)         costs as determined by the Landlord of acquiring tenants for the Property;

(iv)         depreciation; principal payments of mortgage and other non operating debts of Landlord, other than as permitted with respect to a Major Expenditure;

(v)          any expenses for which Landlord has received actual reimbursement (other than through Operating Costs);

(vi)         costs in connection with leasing space in the Building, including brokerage commissions, brochures and marketing supplies, legal fees in negotiating and preparing lease documents;

(vii)        attorney’s fees and other expenses incurred in connection with negotiations or disputes with prospective tenants or tenants or other occupants of the Building;

(viii)       costs incurred by Landlord in connection with the correction of latent defects in the original construction of the Building;

(ix)         any “tenant allowances”, “tenant concessions” and other costs or expenses incurred in fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space for tenants or other occupants of the Building, or vacant leasable space in the Building, except in connection with general maintenance and repairs provided to the tenants of the Building in general;

(x)          any capital item, except a Major Expenditure;

(xi)         Cost of any rental or leased equipment that if purchased the initial acquisition cost would be a Major Expenditure which is excluded from Operating Costs;

(xii)        sums (other than management fees, it being agreed that the management fees included in Operating Costs are as described in paragraph 5(b) above) paid to subsidiaries or other affiliates of Landlord for services on or to the Building and/or the Leased Premises, but only to the extent that the costs of such services exceed the competitive cost for such services rendered by persons or entities of similar skill, competence and experience;

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(xiii)                      all costs associated with the operation of the business of the entity which constitutes “Landlord” (as distinguished from the costs of operating, maintaining, repairing and managing the Building) including, but not limited to, Landlord’s or Landlord’s managing agent’s general corporate overhead and general administrative expenses;

(xiv)                     any fines, penalties or interest resulting from the negligence or willful misconduct of Landlord;

(xv)                        the cost of remediation and removal of Hazardous Materials in the Building or on the Property as required by Environmental Laws; provided, however, that the provisions of this subparagraph (xvii) shall not preclude the inclusion of (A) costs with respect to Hazardous Materials (whether existing at the Property as of the date of this Lease or subsequently introduced to the Property) which are not as of the date of this Lease (or as of the date of introduction) deemed to be Hazardous Materials under Environmental Law but which are subsequently deemed to be Hazardous Materials under Environmental Law, and (B) costs incurred to the extent such removal, cleaning, abatement or remediation is related to the general repair and maintenance of the Building, Common Area or Property;

(xvi)                     the cost of any “Landlord Work” (as defined in Schedule “F”) of the Lease;

(xvii)                  The cost of complying with any laws in effect (and as interpreted and enforced) on the date of this Lease, provided that if any portion of the Building that was in compliance with all applicable laws on the date of this Lease becomes out of compliance due to normal wear and tear, the cost of bringing such portion of the Building into compliance shall be included in Operating Costs unless otherwise excluded pursuant to the terms hereof;

(xviii)               The amounts of the management fee paid or charged by Landlord in connection with the management of the Property and the Common Areas to the extent such management fee is in excess of five percent (5%) of gross rents received from the Building; and

(xix)                       The cost incurred by Landlord in connection with the cosmetic lobby renovation (including cosmetic renovation of the elevator cars).

6.          The Tenant covenants to pay to the Landlord the Tenant’s Proportionate Share of the costs in respect of each Major Expenditure (as hereinafter defined) as amortized over the period of the Landlord’s reasonable estimate of the economic life of the Major Expenditure, but not to exceed fifteen (15) years, using equal monthly installments of principal and interest at eight percent (8%) per annum compounded semi-annually. For the purposes hereof, “Major Expenditure” shall mean any expenditure incurred after the date of substantial completion of the Building for replacement of machinery, equipment, building elements, systems or facilities forming a part of or used in connection with the Property or for modifications, upgrades or additions to the Property or facilities used in connection therewith, provided that, in each case, such expenditures: (A) are intended to effect economies in the operation, cleaning or maintenance of the Project, or any portion thereof, (B) are required to comply with present or anticipated conservation and sustainability programs (including for LEED certification), (C) are necessary for the health and/or safety of the Property, including for the tenants and occupant thereof, (D) are required under any governmental law or regulation, or (E) are each more than ten percent (10%) of the total Operating Costs of the immediately preceding Fiscal Period. Capital items, except a Major Expenditure in accordance with the terms of this Section 6, shall be excluded from Operating Costs.

7.          In calculating Operating Costs for any Fiscal Period including the Base Year, if less than one hundred percent (100%) of Building is occupied by tenants, then the amount of such Operating Costs shall be deemed for the purposes of this Schedule to be increased to an amount equal to the like Operating Costs which normally would be expected by the Landlord to have been incurred had such occupancy been one hundred percent (100%) during such entire period.

8.          In this Lease:

(i)         “Tenant’s Proportionate Share” shall mean decimal one decimal two one five percent (1.215%) subject to adjustment as determined solely by the Landlord and notified to the Tenant in writing for physical increases or decreases in the total Rentable Area of the Property provided that total rentable area of the Property and the Rentable Area of the Leased Premises shall exclude areas designated (whether or not rented) for parking and for storage.

(ii)        “Base Year” shall mean calendar year 2012.

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SCHEDULE D - 5

SCHEDULE “E”

Rules and Regulations

1.             The sidewalks, entry passages, elevators (if installed in the Building) and common stairways shall not be obstructed by the Tenant or used for any other purpose than for ingress and egress to and from the Leased Premises. The Tenant will not place or allow to be placed in the Building corridors or public stairways any waste paper, dust, garbage, refuse or anything else whatsoever.

2.             The washroom plumbing fixtures and other water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, ashes or other substances shall be thrown therein. The expense of any damage resulting by misuse by the Tenant shall be borne by the Tenant.

3.             The Tenant shall permit window cleaners to clean the windows of the Leased Premises during normal business hours following prior notice from Landlord.

4.             No birds or animals (except certified seeing-eye animals) shall be kept in or about the Property nor shall the Tenant operate or permit to be operated any musical or sound-producing instruments or device or make or permit any improper noise inside or outside the Leased Premises which may be heard outside such Leased Premises.

5.             No one shall use the Leased Premises for residential purposes, or for the storage of personal effects or articles other than those required for business purposes.

6.             All persons entering and leaving the Building at any time other than during normal business hours shall register in the books which may be kept by the Landlord at or near the night entrance and the Landlord will have the right to prevent any person from entering or leaving the Building or the Property unless provided with a key to the premises to which such person seeks entrance and a pass in a form to be approved by the Landlord. Any persons found in the Building at such times without such keys and passes will be subject to the surveillance of the employees and agents of the Landlord. Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 7 a.m. the following day, or such other hours as may be reasonably established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person has a pass or is properly identified.

7.             No dangerous or explosive materials shall be kept or permitted to be kept in the Leased Premises.

8.             The Tenant shall not permit any cooking in the Leased Premises except for food warmed up in microwaves, toasters and toaster ovens for consumption by employees or guests of the Tenant. The Tenant shall not install or permit the installation or use of any machine dispensing goods for sale in the Leased Premises without the prior written approval of the Landlord. Only persons authorized by the Landlord shall be permitted to deliver or to use the elevators (if installed in the Building) for the purpose of delivering food or beverages to the Leased Premises.

9.             The Tenant shall not bring in or take out, position, construct, install or move any safe, business machine (other than customary fax machines, typewriters, and desktop and laptop computers and related similar equipment) or other heavy office equipment without first obtaining the prior written consent of the Landlord. In giving such consent, the Landlord shall have the right in its sole discretion, to prescribe the weight permitted and the position thereof, and the use and design of planks, skids or platforms to distribute the weight thereof. All damage done to the Building by moving or using any such heavy equipment or other office equipment or furniture shall be repaired at the expense of the Tenant. The moving of all heavy equipment or other office equipment or furniture shall occur only at times consented to by the Landlord and the persons employed to move the same in and out of the Building must be acceptable to the Landlord. Safes and other heavy office equipment will be moved through the halls and corridors only upon steel bearing plates. No freight or bulky matter of any description will be received into the Building or carried (other than those items that can be carried by hand and in such event Tenant shall coordinate with Landlord to utilize the freight elevator in accordance with the terms and conditions of this Lease) in the elevators (if installed in the Building) except during hours reasonably approved by the Landlord.

10.           The Tenant shall give the Landlord prompt notice of any accident to or any defect in the plumbing, heating, air- conditioning, ventilating, mechanical or electrical apparatus or any other part of the Building.

11.           The parking of automobiles shall be subject to the charges and the reasonable regulations of the Landlord. The Landlord shall not be responsible for damage to or theft of any car, its accessories or contents whether the same be the result of negligence or otherwise. All vehicles (including bicycles) shall be parked in the garage or other areas, as reasonably designated by the Landlord from time to time. No vehicles (including bicycles) shall be stored in the Lease Premises.

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12.         The Tenant shall not mark, drill into or in any way deface the walls, ceilings, partitions, floors or other parts of the
Leased Premises and the Building (except for pictures, tackboards and similar office uses). Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Leased Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

13.         Except with the prior written consent of the Landlord, no tenant shall use or engage any person or persons other than the janitor or janitorial contractor of the Landlord for the purpose of any cleaning of the Leased Premises.

14.         If the Tenant desires any electrical or communications wiring, the Landlord reserves the right to direct qualified persons as to where and how the wires are to be introduced, and without such directions no borings or cutting for wires shall take place. No other wires or pipes of any kind shall be introduced without the prior written consent of the Landlord.

15.         The Tenant shall not place or cause to be placed any additional locks upon any doors of the Leased Premises without the approval of the Landlord and subject to any conditions imposed by the Landlord. Landlord will furnish two (2) keys free of charge to each door in the Leased Premises that has a passage way lock. Additional keys may be obtained from the Landlord at the cost of the Tenant. Tenant shall not make or have made additional keys on its own.

16.         The Tenant or an Affiliate shall be entitled to have its name shown upon the directory board of the Building and at one of the entrance doors to the Leased Premises all at the Tenant’s expense and in compliance with the Building’s standard signage program, but the Landlord shall in its sole discretion design the style of such identification and allocate the space on the directory board for the Tenant.

17.         The Tenant shall keep the window coverings (if any) in a closed position during period of direct sun load. The
Tenant shall not interfere with or obstruct any perimeter heating, air-conditioning or ventilating units.

18.         The Tenant shall not conduct, and shall not permit any, canvassing in the Building.

19.         The Tenant shall take care of the rugs and drapes (if any) in the Leased Premises and shall arrange for the carrying-
out of regular and reasonable spot cleaning and shampooing of carpets and dry cleaning of drapes in a manner reasonably acceptable to the Landlord.

20.         The Tenant shall permit the periodic closing of lanes, driveways and passages for the purpose of preserving the
Landlord’s rights over such lanes, driveways and passages provided that such closures do not permanently prevent Tenant’s access to or permitted use of the Leased Premises.

21.         The Tenant shall not place or permit to be placed any sign, advertisement, notice or other display on any part of the exterior of the Leased Premises or elsewhere if such sign, advertisement, notice or other display is visible from outside the Leased Premises without the prior written consent of the Landlord which may be arbitrarily withheld. The Tenant, upon request of the Landlord, shall immediately remove any sign, advertisement, notice or other display which the Tenant has placed or permitted to be placed which, in the opinion of the Landlord, is objectionable, and if the Tenant shall fail to do so, the Landlord may remove the same at the expense of the Tenant.

22.         The Landlord shall have the right to make such other and further reasonable rules and regulations and to alter the same as in its judgment may from time to time be needful for the safety, care, cleanliness and appearance of the Leased Premises and the Building and for the preservation of good order therein, and the same shall be kept and observed by the tenants, their employees and servants. The Landlord also has the right to suspend or cancel any or all of these rules and regulations herein set out. The Rules and Regulations shall be generally applicable, and generally applied in the same manner, to all tenants of the Building. To the extent of any conflict between any rules and regulations now or hereafter in effect and the terms of this Lease, the terms of this Lease shall govern.

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SCHEDULE E - 2

SCHEDULE “F”

Leasehold Improvements

Definition of
Leasehold
Improvements

1.           For purposes of this Lease, the term “Leasehold Improvements” includes, without limitation, all fixtures, improvements, installations, alterations and additions from time to time made, erected or installed by or on behalf of the Tenant, or any previous occupant of the Leased Premises, in the Leased Premises and by or on behalf of other tenants in other premises in the Building (including the Landlord if an occupant of the Building), including all partitions, doors and hardware however affixed, and whether or not movable, all mechanical, electrical and utility installations and all carpeting and drapes with the exception only of Tenant’s trade fixtures, furniture and equipment not of the nature of fixtures and other personal property of Tenant.

Installation of
Improvements
and Fixtures

2.           The Landlord shall include in the Leased Premises the “Landlord’s Work” (as hereinafter defined). The Tenant shall not make, erect, install or alter any Leasehold Improvements in the Leased Premises without having requested and obtained the Landlord’s prior written approval. The Landlord’s approval shall not, if given, under any circumstances be construed as a consent to the Landlord having its estate charged with the cost of work. The Landlord shall not unreasonably withhold its approval to any such request, but failure to comply with the Landlord’s reasonable requirements from time to time for the Building shall be considered sufficient reason for refusal. In making, erecting, installing or altering any Leasehold Improvements the Tenant shall not, without the prior written approval of the Landlord, alter or interfere with any installations which have been made by the Landlord or others and in no event shall alter or interfere with window coverings (if any) or other light control devices (if any) installed in the Building. The Tenant’s request for any approval hereunder shall be in writing and accompanied by an adequate description of the contemplated work and, where considered appropriate by the Landlord, working drawings and specifications thereof. If the Tenant requires from the Landlord drawings or specifications of the Building in connection with the Leasehold Improvements, the Tenant shall pay the actual cost thereof to the Landlord within ten (10) business days after Tenant’s receipt of a written demand therefor. Any reasonable, out-of-pocket costs and expenses incurred by the Landlord in connection with the Tenant’s Leasehold Improvements shall be paid by the Tenant to the Landlord within ten (10) business days after Tenant’s receipt of a written demand therefor. All work to be performed in the Leased Premises shall be performed by competent and adequately insured contractors and sub-contractors of whom the Landlord shall have approved in writing prior to commencement of any work, such approval not to be unreasonably withheld (except that the Landlord may require that the Landlord’s contractors and sub-contractors be engaged for any mechanical or electrical work provided the same are competitively priced and reasonably available) and by workmen who have labor union affiliations that are compatible with those affiliations (if any) of workmen employed by the Landlord and its contractors and sub-contractors. All such work including the delivery, storage and removal of materials shall be subject to the reasonable supervision of the Landlord, shall be performed in accordance with any reasonable conditions or regulations imposed by the Landlord including, without limitation, payment on demand of a reasonable fee of the Landlord for such supervision (not to exceed three percent (3%) of the total cost of the work) (“the Supervision Fee”), and shall be completed in good and workmanlike manner in accordance with the description of the work approved by the Landlord and in accordance with all laws, regulations and by-laws of all regulatory authorities. Copies of required building permits or authorizations shall be obtained by the Tenant at its expense and copies thereof shall be provided to the Landlord. If the Tenant undertakes Leasehold Improvements, upon completion of such Leasehold Improvements the Tenant shall supply to the Landlord complete “As-Built” drawings representing Leasehold Improvements installed and, if applicable, an engineer approved air balance report. No locks shall be installed on the entrance doors or in any doors in the Leased Premises that are not keyed to the Building master key system. Tenant shall not be required to pay to Landlord a Supervision Fee in connection with Landlord’s Work performed in the Leased Premises.

Liens and
Encumbrances on
Improvements
and Fixtures

3.           In connection with the making, erection, installation or alteration of Leasehold Improvements and all other work or installations made by or for the Tenant in the Leased Premises the Tenant shall comply with all the provisions of the construction lien and other similar statutes from time to time applicable thereto (including any proviso requiring or enabling the retention by way of holdback of portions of any sums payable) and, except as to any such holdback, shall promptly pay all accounts relating thereto. The

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SCHEDULE F - 1

Tenant will not create any mortgage, conditional sale agreement or other encumbrance in respect of its Leasehold Improvements or, without the written consent of the Landlord, with respect to its trade fixtures nor shall the Tenant take any action as a consequence of which any such mortgage, conditional sale agreement or other encumbrance would attach to the Property or any part thereof. If and whenever any construction or other lien for work, labor, services or materials supplied to or for the Tenant or for the cost of which the Tenant may be in any way liable or claims therefore shall arise or be filed or any such mortgage, conditional sale agreement or other encumbrance shall attach, the Tenant shall within twenty (20) days after submission by the Landlord of notice thereof procure the discharge thereof, including any certificate of action registered in respect of any lien, by payment or giving security or in such other manner as may be required or permitted by law, and failing which the Landlord may avail itself of any of its remedies hereunder for default of the Tenant and may make any payments or take any steps or proceedings required to procure the discharge of any such liens or encumbrances, and shall be entitled to be repaid by the Tenant on demand for any such payments and to be paid on demand by the Tenant for all costs and expenses in connection with steps or proceedings taken by the Landlord and the Landlord’s right to reimbursement and to payment shall not be affected or impaired if the Tenant shall then or subsequently establish or claim that any lien or encumbrances so discharged was without merit or excessive or subject to any abatement, set-off or defense. The Tenant agrees to indemnify the Landlord from all claims, costs and expenses which may be incurred by the Landlord in any proceedings brought by any person against the Landlord alone or with another or others for or in respect of work, labor, services or materials supplied to or for the Tenant.

Removal of
Improvements
and Fixtures

4.           All Leasehold Improvements in or upon the Leased Premises shall immediately upon their placement be and become the Landlord’s property without compensation therefor to the Tenant. Except to the extent otherwise expressly agreed by the Landlord in writing, no Leasehold Improvements shall be removed by the Tenant from the Leased Premises either during or at the expiration or sooner termination of the Term except that:

a)         the Tenant shall, prior to the end of the Term, remove such of the Leasehold Improvements and trade fixtures, including all cabling and wiring, used by or installed for the Tenant, in the Leased Premises as the Landlord shall require to be removed (provided that in any event, unless otherwise expressly agreed to in writing by Landlord, Tenant, at its sole cost and expense, shall remove all voice and data wiring and cabling installed by or on behalf of Tenant in and/or servicing the Leased Premises). Notwithstanding anything to the contrary contained herein, so long as Tenant’s written request for consent for a proposed Leasehold Improvement contains the following statement in large, bold and capped font “PURSUANT TO PARAGRAPH 4(a) OF SCHEDULE “F” OF THE LEASE, IF LANDLORD CONSENTS TO THE SUBJECT LEASEHOLD IMPROVEMENT, LANDLORD SHALL NOTIFY TENANT IN WRITING WHETHER OR NOT LANDLORD WILL REQUIRE SUCH LEASEHOLD IMPROVEMENT TO BE REMOVED AT THE EXPIRATION OR EARLIER TERMINATION OF THE LEASE.”, at the time Landlord gives its consent for any Leasehold Improvements, if it so does, Tenant shall also be notified whether or not Landlord will require that such Leasehold Improvements be removed upon the expiration or earlier termination of this Lease. Notwithstanding anything to the contrary contained in this Lease, at the expiration or earlier termination of this Lease and otherwise in accordance with this Paragraph 4, Tenant shall be required to remove all Leasehold Improvements made to the Leased Premises except for any such Leasehold Improvements which Landlord expressly indicates or is deemed to have indicated shall not be required to be removed from the Leased Premises by Tenant. If Tenant’s written notice strictly complies with the foregoing and if Landlord fails to notify Tenant within twenty (20) days of Landlord’s receipt of such notice whether Tenant shall be required to remove the subject Leasehold Improvements at the expiration or earlier termination of this Lease, it shall be assumed that Landlord shall require the removal of the subject Leasehold Improvements.

b)         the Tenant may, at the times reasonably appointed by the Landlord and subject to availability of elevators (if installed in the Building), remove its trade fixtures, furniture and equipment and other personal property at the end of the Term, and also during the Tenn in the usual and normal course of its business where such furniture or equipment has become excess for the Tenant’s purposes or the Tenant is substituting therefor new furniture and equipment.

The Tenant shall, in the case of every removal, make good at the expense of the Tenant any damage caused to the Property by the installation and removal. In the event of the non-removal by the end of the Term, or sooner termination of this Lease, of such trade fixtures or Leasehold Improvements required by the Landlord of the Tenant to be removed, the Landlord shall have the option, in addition to its other remedies under this Lease to declare to the Tenant that such trade fixtures are the property of the Landlord and the Landlord upon such a declaration may dispose of such trade fixtures and retain any proceeds of disposition

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SCHEDULE F - 2

as security for the obligations of the Tenant to the Landlord and the Tenant shall be liable to the Landlord for any expenses incurred by the Landlord.

5.           (a)       Landlord and Tenant hereby agree that Landlord will construct and complete, at Landlord’s sole cost and expense (except as otherwise expressly provided herein), certain improvements in the Leased Premises (collectively, the “Landlord’s Work”), which shall be a part of the Leasehold Improvements, and shall be designed, permitted and constructed pursuant to the “Space Plan” (as hereinafter defined) but in accordance with the following:

(i)           Landlord has delivered to Tenant a space plan prepared by Huntsman Architectural Group (“Landlord’s Architect”) dated November 10, 2011 as Project or Job No 03.085.01 SK-4 (the “Space Plan”), which shows the basic configuration of the Landlord’s Work in the Leased Premises, and which Space Plan has been reviewed and approved by both Landlord and Tenant concurrent with their execution of this Lease. At the expiration or earlier termination of the Lease, the Tenant shall not be required to remove from the Leased Premises the Landlord’s Work; provided, however, that notwithstanding the foregoing, Tenant shall, at its sole cost and expense, remove (and restore the Building to the condition existing prior to installation of the same, subject to normal wear and tear) any security system installed by or on behalf of Tenant, any supplemental HVAC equipment installed at or servicing the Leased Premises and any wiring and cabling installed at or servicing the Leased Premises. Based upon the Space Plan, Landlord shall cause Landlord’s Architect to prepare and deliver to Tenant the final working drawings and specifications for the Landlord’s Work, which shall include telephone, electrical, plumbing and air-conditioning specifications, and all floor coverings, wall coverings, window coverings, paint, cabinetry and sprinkler layouts and any other life safety requirements, if any (collective, the “Final Plans”). Within ten (10) business days after the date Tenant receives the Final Plans from Landlord, Tenant shall either approve or disapprove the Final Plans, in writing, delivered to Landlord, noting with reasonable particularity any changes or corrections therein. If Tenant makes any changes or corrections to the Final Plans, Landlord’s Architect shall resubmit the revised Final Plans to Tenant within three (3) business days after receipt by Landlord of Tenant’s changes or corrections and, thereafter, Tenant shall either approve or disapprove the revised Final Plans within three (3) business days after Tenant receives same, in writing, delivered to Landlord and noting with reasonable particularity any further changes or corrections by Tenant therein. All costs to Tenant in reviewing and revising the Space Plan and the Final Plans shall be the sole responsibility of Tenant. Tenant’s failure to timely respond shall be deemed Tenant’s approval of the Final Plans.

(ii)        Following Landlord’s approval of the Final Plans, Landlord shall contract with a general contractor to construct and complete the Landlord’s Work in the Leased Premises. After selection of the general contractor. Landlord will enter into a construction contract with such general contractor for the Landlord’s Work, and thereafter, Landlord will cause either Landlord’s Architect or the general contractor, or both, to apply for the required permits and approvals to construct the Landlord’s Work. Notwithstanding the foregoing, the Landlord shall segregate Landlord’s Work from Landlord’s Work for the bidding process.

(iii)       Following Landlord’s receipt of the required permits and approvals above, Landlord’s general contractor shall diligently pursue the construction of the Landlord’s Work, subject to Paragraph 5(b)(iv) below, except to the extent that completion is delayed as a result of Tenant’s request for any “Changes” (as hereinafter defined) and/or the construction of such Changes, if any, by Landlord or any “Tenant Delays” (as hereinafter defined) and/or events of force majeure hereunder or under Section 16 of this Lease.

(iv)       Notwithstanding anything to the contrary set forth in Paragraph 2 of the Lease, the “Commencement Date” of the Term shall be defined as, and shall be conclusively deemed to occur on, the later of: (i) the date Landlord substantially completes the Landlord’s Work in the Leased Premises, and Landlord tenders exclusive possession of the Leased Premises to Tenant, excluding any minor items (e.g., “punch-list” type items) which can be completed by Landlord with only minor interference to the conduct of Tenant’s business in the Leased Premises (which Landlord will complete, using Landlord’s commercially reasonable efforts, as soon as reasonably practicable

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SCHEDULE F - 3

after the Commencement Date and with no material interruption to the operation of Tenant’s business therein) and (ii) the date Landlord receives from the appropriate governmental authorities, with respect to the Landlord’s Work performed by Landlord or its contractors in the Leased Premises, all approvals necessary for the occupancy of the Leased Premises. Once the Commencement Date is determined, Landlord and Tenant agree to confirm such date in a written letter agreement pursuant to the terms and conditions of the Lease.

(v)        If Tenant requests any change to the Final Plans after Tenant’s approval of same and/or any change in Landlord’s construction of the Landlord’s Work (collectively, “Changes”), within five (5) business days of Landlord’s receipt of such written request by Tenant along with any reasonable supporting documentation reasonably requested by Landlord to enable Landlord to properly analyze the requested Change, Landlord shall estimate (A) the costs and expenses for such Changes, and (B) the resulting delay in the completion of the Landlord’s Work. Within five (5) business days after Tenant’s receipt of such written estimate from Landlord, Tenant shall give Landlord written notice indicating whether or not Tenant elects to proceed with any such Changes. If Tenant elects to proceed with such Changes, and if Landlord has reasonably approved such Changes, Landlord will make such Changes to the Landlord’s Work. If Tenant elects not to proceed with such Changes or fails to timely notify Landlord of Tenant’s election within such five (5) business day period, Landlord shall complete the Landlord’s Work without making such Changes. Landlord shall not be responsible, in any manner whatsoever, for any delay caused by Tenant’s request for such Changes and/or the construction of such Changes hereunder. All costs related to any work other than the Tenant Work, and costs for the Changes hereunder, plus any applicable sales tax thereon, if any, shall be paid for by Tenant to Landlord as Rent under the Lease within thirty (30) days after Tenant’s receipt of Landlord’s written demand therefor.

(vi)       In addition to Section 16 of this Lease, and if the performance by Landlord of any act required herein or elsewhere under this Lease is prevented or delayed by reason of acts of God, fires, floods, earthquakes, weather and/or epidemics, then Landlord shall be excused from performance for the time period equal to the time period of the prevention or delay.

(vii)      To the extent that the Commencement Date has not occurred because Landlord was delayed in substantially completing the Landlord’s Work as a result of any one (1) or more of the following (collectively, “Tenant Delays”): Tenant’s failure to complete any item on or before the due date, which is the responsibility of Tenant to complete or perform; Tenant’s request for Changes or the construction of such Changes by Landlord; Tenant’s request for materials, finishes or installations other than those Building-standard finishes normally provided by Landlord, as may be changed by Landlord from time to time; any delay by Tenant in making any payment to Landlord; and/or any act or failure to act by Tenant and/or Tenant’s employees, agents, architects, independent contractors, consultants and/or any other persons performing, or required to perform, services on behalf of Tenant or other interference with Landlord’s ability to timely complete the Landlord’s Work. Landlord shall deliver to Tenant a reasonably detailed statement of the net number of days of Tenant Delays and Tenant shall pay to Landlord, as Rent under this Lease, the product of the per diem monthly Basic Rent payable by Tenant for the Leased Premises multiplied by the number of days that such Tenant Delays caused the Commencement Date to be delayed, with such payment to be made by Tenant to Landlord concurrent with Tenant’s next monthly payment of Basic Rent under this Lease.

(viii)     As and when noticed by Landlord, in writing, to Tenant, Landlord agrees that Tenant may enter the Leased Premises seven (7) days prior to Landlord’s substantial completion the Landlord’s Work in order to install Tenant’s trade fixtures, equipment, furniture and other personal property therein and to perform certain Leasehold improvements in the Leased Premises approved by Landlord and subject to the terms and conditions of the Lease, including, without limitation, this Schedule “F” (collectively, “Tenant’s Early Entry Work”). Such entry right shall be in conjunction with Landlord’s unimpeded right to construct the Landlord’s Work, if any. Should Tenant elect to enter the Leased Premises hereunder to complete Tenant’s Early Entry Work, it is hereby agreed that Tenant, together with Tenant’s employees, agents, independent contractors,

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SCHEDULE F - 4

suppliers and any other persons under Tenant’s control (collectively, “Tenant’s Personnel”), installing Tenant’s Early Entry Work, will be subject to, and shall work under the direction of, Landlord and Landlord’s general contractor. If, in the reasonable judgment of Landlord, the presence of Tenant’s Personnel and the work that is being performed by Tenant’s Personnel will interfere with Landlord’s construction of (or shall detrimentally affect Landlord’s ability to comply with Landlord’s commitment for completing) the Landlord’s Work, if any, or any other work therein or cause any labor and/or union difficulties, Landlord shall have the right to order any or all of Tenant’s Early Entry Work to cease upon twenty-four (24) hours’ prior ‘written notice to Tenant, and Tenant shall have Tenant’s Personnel immediately remove from the Leased Premises all tools, equipment and materials therefrom. If Tenant elects to exercise Tenant’s right of early entry hereunder, Tenant further agrees to: (a) pay for and provide certificates evidencing the existence and amounts of insurance required to be carried by Tenant and Tenant’s Personnel, and otherwise comply with all of the terms, covenants and conditions of this Lease; and (b) comply with all Applicable Laws regarding Tenant’s Early Entry Work. Notwithstanding anything to the contrary set forth herein, Tenant’s early entry into the Leased Premises for the purposes of completing Tenant’s Early Entry Work, if at all, shall not be deemed a taking of possession of the Leased Premises by Tenant for the purposes of setting the Commencement Date.

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SCHEDULE F - 5

SCHEDULE “H”

Option to Renew

(a)           The Landlord covenants with the Tenant that if the Tenant duly and regularly pays the Rent and any and all amounts required to be paid pursuant to this Lease and performs each and every covenant, proviso and agreement on the part of the Tenant to be paid, rendered, observed and performed herein, the Landlord will at the expiration of the then expiring term on written notice by the Tenant to the Landlord given by the Tenant not more than twelve (12) months prior to the expiration of the then expiring term and received by the Landlord not less than ten (10) months prior to the expiration of the then expiring term grant to the Tenant a one (1) five (5) year renewal of lease of the Leased Premises (the “Renewal Term”) on the same terms and conditions as in the Lease (except as expressly provided herein), at the commencement of the Renewal Term, being used by the Landlord for the Building save and except the right of further renewal, Landlord’s Work (if any), Basic Rent, tenant improvement allowance (if any) and any abated rent or other such concessions (if any).

(b)           The Basic Rent for the Renewal Term shall be determined by negotiations between the parties hereto, and it is agreed that during such negotiations in respect of Basic Rent, they will be guided by fair market rental levels (either fixed or escalating during the said Renewal Term) as would then be charged by landlords entering into leases having similar terms and conditions as contained herein and for similar premises in similar buildings in the Financial District of San Francisco (the “Fair Market Rental Rate”).

If after good faith, reasonable efforts, the parties hereto are unable to agree in writing as to the Basic Rent for the Renewal Term prior to ninety (90) days before the expiry of the Lease, then each party’s determination of the Fair Market Rental Rate shall be submitted to appraisal in accordance with the following:

(i)         Landlord and Tenant shall each appoint one independent appraiser who shall by profession be a real estate broker active over the previous five (5) year period ending on the date of such appointment in the leasing of commercial office properties in the San Francisco Financial District. Each such appraiser shall be appointed within fifteen (15) days after the Outside Agreement Date. If either Landlord or Tenant fails to timely appoint an appraiser, at the other party’s request, JAMS/Endispute or an “Arbitrator” (as defined in clause (b)(v) below) shall appoint their or its appraiser.

(ii)        The two (2) appraisers so appointed shall, within fifteen (15) days after the appointment of the last appraiser, agree upon and appoint a third appraiser who shall be qualified under the same criteria.

(iii)       The three (3) appraisers shall, within thirty (30) days after the appointment of the third appraiser, decide whether the parties shall use Landlord’s or Tenant’s submitted Fair Market Rental Rate, and shall notify Landlord and Tenant in writing thereof. The appraisers’ determination shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Fair Market Rental Rate for the Renewal Term is closest to the then-prevailing Fair Market Rental Rate, as determined by the appraisers taking into account the requirements set forth in this Schedule “H”. Such decision shall be based upon the projected, then-prevailing Fair Market Rental Rate as of the proposed commencement date of the Renewal Term.

(iv)       The three (3) appraisers’ majority decision shall be binding upon Landlord and Tenant, without any right of appeal or objection, judicial or otherwise.

(v)        If the appraisers fail to agree upon and appoint a third appraiser, both appraisers shall be dismissed and the matter shall be submitted to arbitration under the provisions of JAMS/Endispute in San Francisco, California, with a determination to be made within thirty (30) days thereafter based upon the same procedures set forth above (i.e., by selecting either Landlord’s or Tenant’s submitted Fair Market Rental Rate only, as closest to the then-prevailing Fair Market Rental Rate). If JAMS/Endispute no longer exists, then the matter shall be settled by binding arbitration before a single arbitrator appointed pursuant to the Rules of the American Arbitration Association in effect at the time of the arbitration (the “Rules”) and shall otherwise be conducted pursuant to such Rules. The “Arbitrator” shall be a lawyer or judge having at least twenty (20) years professional experience, and the arbitration shall be held in San Francisco, California, and be conducted in confidence and without public disclosure by the Arbitrator or any party or their representatives of any matters relevant to the arbitration. Judgment may be entered on any arbitration award in any court having competent jurisdiction thereof.

(vi)       All costs of appraisal hereunder, and arbitration if necessary, shall be shared equally by the parties hereto.

(c)          The Tenant agrees to execute the Landlord’s standard lease amendment agreement then, at the commencement of the Renewal Term, being used by the Landlord for the Building to give effect to this Option to Renew if exercised by the Tenant. The Tenant shall execute such agreement prior to the commencement date of the Renewal Term.

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SCHEDULE H - 1

(d)           Notwithstanding the above, if the Tenant does not exercise the Option to Renew in accordance with Schedule “H” then this Option to Renew is null and void.

(e)           The Tenant’s Option to Renew hereunder is personal to the Tenant and a Permitted Transferee following an assignment of the Lease and automatically expires on any Transfer or parting with possession of all or any part of the Leased Premises whether or not the same is with the consent of the Landlord.

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SCHEDULE H - 2

SCHEDULE “I”

Right Of First Offer To Lease

Tenant shall have the one-time right of first offer to lease certain additional space pursuant to the following provisions of this Schedule “I”.

(a)          Tenant acknowledges and agrees that the First Offer Space is vacant as of the date of this Lease. Following Landlord’s next leasing of the First Offer Space, Landlord shall deliver written notice to Tenant (“Landlord’s First Offer Notice”) at the time Landlord intends to offer to lease that certain space located contiguous to the Leased Premises comprising of approximately 3,202 rentable square feet and commonly known as Suite 825 (the “First Offer Space”). Landlord shall set forth in Landlord’s First Offer Notice the economic terms upon which Landlord would lease such First Offer Space described in Landlord’s First Offer Notice, including, without limitation, the following (collectively, the “Economic Terms”): (i) the anticipated date on which such First Offer Space will be available for lease by Tenant (including the anticipated date of vacation and surrender of such First Offer Space by the existing tenant thereof, if then leased) and the commencement date therefor; (ii) the tenant improvements and/or tenant improvement allowance to be provided by Landlord, if any, for such First Offer Space; (iii) the Base Rent per square foot of Rentable Area and Additional Rent to be paid for such First Offer Space; and (iv) the length of the term of the lease for such First Offer Space.

(b)         On or before the date which is five (5) days after Tenant’s receipt of Landlord’s First Offer Notice (the “Election Date”), Tenant shall deliver a written notice to Landlord (“Tenant’s Election Notice”) pursuant to which Tenant shall elect either to: (i) lease the entire First Offer Space identified by Landlord upon the Economic Terms set forth in Landlord’s First Offer Notice and the same non-Economic Terms as set forth in this Lease; or (ii) refuse to lease the First Offer Space, specifying that such refusal is based upon the Economic Terms in the First Offer Notice, in which event Tenant shall also specify revised Economic Terms upon which Tenant shall be willing to lease the First Offer Space; or (iii) refuse to lease such First Offer Space, in which event Tenant’s right of first offer set forth in this Schedule “I” shall thereupon automatically terminate and be of no further force or effect, and Landlord may thereafter lease all or any portion of such First Offer Space to any third party on any terms Landlord desires.

(c)          If Tenant does not deliver Tenant’s Election Notice to Landlord on or prior to the Election Date, then Tenant shall be deemed to have elected the option described in clause (iii) of Section (b) hereinabove.

(d)         If, however, Tenant timely delivers to Landlord the Tenant’s Election Notice as described in clause (i) or (ii) of Section (b) hereinabove in response to the initial Landlord’s First Offer Notice, then, in the case of clause (i): Tenant shall lease the First Offer Space identified by Landlord in the initial Landlord’s First Offer Notice upon the Economic Terms contained therein and the non-Economic Terms set forth in this Lease, or, in the case of clause (ii): Landlord may elect to lease the First Offer Space to Tenant upon such revised Economic Terms put forth by the Tenant and the same other non-Economic Terms set forth in this Lease.

(e)          If Tenant leases the First Offer Space pursuant to this Schedule “I”, then promptly following Tenant’s delivery of Tenant’s Election Notice electing to lease such applicable First Offer Space, the parties shall enter into a commercially reasonable form of amendment to this Lease, evidencing the addition of the applicable First Offer Space and the terms thereof according to this Lease and as part of the Leased Premises, as such amendment will be prepared by Landlord from Landlord’s commercially reasonable form then in use for the Building, and Landlord and Tenant shall execute such commercially reasonable amendment prior to the commencement date of the lease of any such First Offer Space.

(f)          This right of first offer granted by Landlord herein is personal to the original Tenant executing this Lease, and any Affiliate, and may only be exercised by the original Tenant and such Affiliate, but not by any other person or entity.

(g)         Notwithstanding the foregoing, in connection with the Landlord’s next leasing of the First Offer Space (and before the offer right described in this Schedule “F” arises), the Landlord agrees to use commercially reasonable efforts to provide the Tenant with notice at or about the time the Landlord enters into negotiations with a potential tenant for the First Offer Space. Such notice shall be provided only as a courtesy to the Tenant, and neither the Landlord nor the Tenant shall be obligated to enter into negotiations with the other party for such space, and the Landlord shall not be in default hereunder for any failure to provide such notice.

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SCHEDULE I - 1

SCHEDULE “Q”

Asbestos Notification

PLEASE NOTE that asbestos and asbestos-containing materials (“ACMs”) were historically used in the construction of commercial buildings, like the Building herein, because of their beneficial qualities: ACMs are fire-resistant, and provide good noise and temperature insulation. Some common types of ACMs include surfacing materials (such as spray-on fireproofing, stucco, plaster and textured paint), flooring materials (such as vinyl floor tile and vinyl floor sheeting) and their associated mastics, carpet mastic, thermal system insulation (such as pipe or duct wrap, boiler wrap and cooling tower insulation), roofing materials, drywall, drywall joint tape and joint compound, acoustic ceiling tiles, transite board, base cove and associated mastic, caulking, window glazing and fire doors. These materials are not required under current Applicable Law to be removed from any building (except prior to demolition and certain renovation projects). Moreover, ACMs generally are not thought to present a threat to human health unless they cause a release of asbestos fibers into the air, which does not typically occurs unless the ACMs are in a deteriorated condition and/or have been significantly disturbed (such as through abrasive cleaning, maintenance and/or renovation activities).

PLEASE BE ADVISED that some of the various types of ACMs noted above (or other types) are present at various locations in the Building, including, without limitation, those ACMs described on Exhibit “I” attached to this Schedule “Q” and incorporated herein by this reference (but not, at this point in time, known by Landlord to be present in the Leased Premises). For information about the specific types and locations of these identified ACMs, please contact the Building Manager, who maintains records of the Building’s asbestos information, including asbestos surveys, sampling and abatement reports. This information is maintained as part of the Building’s on-going Asbestos Operations and Maintenance Plan (the “O&M Plan”).

The Building’s O&M Plan is designed to minimize the potential of any harmful asbestos exposure in the Building. Landlord hired an independent environmental assessment firm to prepare the Building’s O&M Plan, which plan includes a schedule of actions to be taken in order to (i) maintain any Building ACMs in good condition, and (ii) reasonably prevent any significant disturbance of such ACMs. Appropriate Landlord personnel receive regular periodic training on how to properly administer the O&M Plan.

The O&M Plan describes the risks associated with asbestos exposure and how to prevent such exposure, which risks, in general, are as follows: asbestos is not a significant health concern, unless asbestos fibers are released and inhaled. If inhaled, asbestos fibers can accumulate in the lungs and, as exposure increases, the risk increases. However, measures taken to minimize exposure and, consequently, minimize the accumulation of fibers, can reduce the risk of adverse health effects. The O&M Plan also describes a number of activities which should be avoided in order to prevent a release of asbestos fibers. In particular. some of the activities which may present a health risk (because those activities may cause an airborne release of asbestos fibers) include moving, drilling, boring and/or otherwise disturbing ACMs. Consequently, such activities should not be attempted by any person not qualified to handle ACMs, and furthermore, the written approval of the Building Manager must be obtained prior to engaging in any such activities.

PLEASE CONTACT THE BUILDING MANAGER FOR MORE INFORMATION IN THIS REGARD. A copy of the written O&M Plan for the Building is located in the Building Management Office and, upon written request, will be made available to Tenant for review during regular business hours.

BECAUSE OF THE PRESENCE OF ACMS IN THE BUILDING, LANDLORD IS ALSO PROVIDING THE FOLLOWING WARNING, WHICH IS COMMONLY KNOWN AS A CALIFORNIA PROPOSITION 65 WARNING:

WARNING: THIS BUILDING CONTAINS ASBESTOS, A CHEMICAL KNOWN TO THE STATE OF CALIFORNIA TO CAUSE CANCER.

Tenant may also contact the Building Manager with any questions regarding the contents of this Asbestos Notification.

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SCHEDULE Q-1

EXHIBIT “1” TO SCHEDULE “ Q“

CONFIRMED AND SUSPECT

ASBESTOS AND ASBESTOS CONTAINING MATERIALS

The following list should be considered Asbestos Containing Materials (ACM) or Presumed Asbestos Containing Materials (PACM).

Please consult the Building’s engineering department for survey results and exact locations of these materials. If there is any doubt if a material contains asbestos, you are to treat it as an ACM:

Confirmed or Suspect ACM:	Location(1):

Pipe Elbow Insulation(2)	555 Market Street – Limited to isolated Maintenance Areas and various restroom/janitorial closet wall interiors

Wallboard Joint Compound	575 Market Street – Core Walls

Vinyl Floor Tile and Associated Mastic	555 Market Street – 9” x 9” Tiles and mastic; and original installation 12” x 12” Tiles and mastic
575 Market Street – original installation 12” x 12” Tiles and mastic

Spray Applied Fireproofing	555 Market Street – 13th Floor structural steel
555 Market Street – interior vertical beams on Floors 3, 4, and 5 are Suspect;
555 Market Street - elevator shafts;
555 Market Street – All perimeter columns are suspect; and
555 Market Street – Potential “sandwiched” residual materials between perimeter beams and Building skin

Fire Door Insulation	All solid core Fire Door interiors are suspect

Note:

Roofing materials, fire doors and air conditioning gaskets were not sampled. These materials must be sampled prior to disturbing.

(1) Materials found in similar locations should be considered ACM unless sampled and determined to be non-asbestos containing.

(2) Any hard-packed pipe elbow or straight run should be considered ACM until sampled.

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SCHEDULE Q-1